Exhibit 10.10













                        FINANCING AND SECURITY AGREEMENT

                                      Dated


                                 August 13, 2003


                                 By and Between


                          GENERAL PHYSICS CORPORATION,


                              MXL INDUSTRIES, INC.


                                       And


                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS                                                         1
Section 1.1       Certain Defined Terms.                                      1
Section 1.2       Accounting Terms and Other Definitional Provisions.        19

ARTICLE II THE CREDIT FACILITIES                                             19
Section 2.1       The Revolving Credit Facility.                             19
      2.1.1       Revolving Credit Facility.                                 19
      2.1.2       Procedure for Making Advances Under the Revolving Loan;
                    Lender Protection Loans.                                 20
      2.1.3       Borrowing Base.                                            20
      2.1.4       Borrowing Base Report.                                     21
      2.1.5       Revolving Credit Note.                                     21
      2.1.6       Mandatory Prepayments of Revolving Loan.                   22
      2.1.7       Optional Prepayments of Revolving Loan.                    22
      2.1.8       The Collateral Account.                                    22
      2.1.9       Revolving Loan Account.                                    23
      2.1.10      Revolving Credit Unused Line Fee.                          23
Section 2.2       The Letter of Credit Facility.                             23
      2.2.1       Letters of Credit.                                         23
      2.2.2       Letter of Credit Fees.                                     24
      2.2.3       Terms of Letters of Credit.                                24
      2.2.4       Procedures for Letters of Credit.                          25
      2.2.5       Payments of Letters of Credit.                             25
      2.2.6       Change in Law; Increased Cost.                             26
      2.2.7       General Letter of Credit Provisions.                       27
Section 2.3       Applicable Interest Rates.                                 28
Section 2.4       General Financing Provisions.                              28
      2.4.1       Borrowers' Representatives.                                28
      2.4.2       Use of Proceeds of the Revolving Loan.                     29
      2.4.3       Origination Fee.                                           29
      2.4.4       Monitoring Fee.                                            29
      2.4.5       Computation of Interest and Fees.                          29
      2.4.6       Maximum Interest Rate.                                     29
      2.4.7       Payments.                                                  30
      2.4.8       Liens; Setoff.                                             30
      2.4.9       Requirements of Law.                                       30
      2.4.10      ACH Transactions and Swap Contracts.                       31
      2.4.11      Termination of Revolving Credit Facility.                  31
      2.4.12      Elimination of MXL Receivables from Borrowing Base.        31

ARTICLE III THE COLLATERAL                                                   32
Section 3.1       Debt and Obligations Secured.                              32
Section 3.2       Grant of Liens.                                            32
      3.2.1       Borrower Collateral.                                       32
      3.2.2       MXL Collateral                                             32
Section 3.3       Collateral Disclosure List.                                33
Section 3.4       Personal Property.                                         33
Section 3.5       Record Searches.                                           34
Section 3.6       Costs.                                                     34
Section 3.7       Release.                                                   34

Section 3.8       Inconsistent Provisions.                                   35

ARTICLE IV REPRESENTATIONS AND WARRANTIES - Borrower                         35
Section 4.1       Representations and Warranties.                            35
      4.1.1       Subsidiaries.                                              35
      4.1.2       Existence.                                                 35
      4.1.3       Power and Authority.                                       35
      4.1.4       Binding Agreements.                                        35
      4.1.5       No Conflicts.                                              36
      4.1.6       No Defaults, Violations.                                   36
      4.1.7       Compliance with Laws.                                      36
      4.1.8       Margin Stock.                                              36
      4.1.9       Investment Company Act; Margin Stock.                      36
      4.1.10      Litigation.                                                37
      4.1.11      Financial Condition.                                       37
      4.1.12      Full Disclosure.                                           37
      4.1.13      Indebtedness for Borrowed Money.                           37
      4.1.14      Subordinated Debt.                                         38
      4.1.15      Taxes.                                                     38
      4.1.16      ERISA.                                                     38
      4.1.17      Title to Properties.                                       38
      4.1.18      Patents, Trademarks, Etc.                                  39
      4.1.19      Employee Relations.                                        39
      4.1.20      Presence of Hazardous Materials or Hazardous
                     Materials Contamination.                                39
      4.1.21      Perfection and Priority of Borrower Collateral.            40
      4.1.22      No Suspension or Debarment.                                40
      4.1.23      Collateral Disclosure List.                                40
      4.1.24      Business Names and Addresses.                              40
      4.1.25      Equipment.                                                 40
      4.1.26      Accounts.                                                  40
      4.1.27      Compliance with Eligibility Standards.                     41
Section 4.2       Survival; Updates of Representations and Warranties.       41

ARTICLE V REPRESENTATIONS AND WARRANTIES - MXL                               41
Section 5.1       Representations and Warranties.                            41
      5.1.1       Existence.                                                 41
      5.1.2       Power and Authority.                                       41
      5.1.3       Binding Agreements.                                        42
      5.1.4       No Conflicts.                                              42
      5.1.5       No Defaults, Violations.                                   42
      5.1.6       Compliance with Laws.                                      42
      5.1.7       Financial Condition.                                       42
      5.1.8       Full Disclosure.                                           43
      5.1.9       Perfection and Priority of MXL Collateral.                 43
      5.1.10      No Suspension or Debarment.                                43
      5.1.11      Collateral Disclosure List.                                43
      5.1.12      Business Names and Addresses.                              44
      5.1.13      Accounts.                                                  44
      5.1.14      Compliance with Eligibility Standards.                     44
Section 5.2       Survival; Updates of Representations and Warranties.       44

ARTICLE VI CONDITIONS PRECEDENT                                              45
Section 6.1       Conditions to the Initial Advance and Initial
                    Letter of Credit.                                        45
      6.1.1       Organizational Documents - Borrower.                       45

      6.1.2       Opinion of Borrower's Counsel.                             45
      6.1.3       Organizational Documents - Guarantors.                     46
      6.1.4       Consents, Licenses, Approvals, Etc.                        46
      6.1.5       Note.                                                      46
      6.1.6       Financing Documents and Borrower Collateral.               47
      6.1.7       Other Financing Documents.                                 47
      6.1.8       Other Documents, Etc.                                      47
      6.1.9       Payment of Fees.                                           47
      6.1.10      Collateral Disclosure List.                                47
      6.1.11      Recordings and Filings.                                    47
      6.1.12      Insurance Certificate.                                     47
      6.1.13      Landlord's Waivers.                                        47
      6.1.14      Field Examination.                                         48
      6.1.15      Subordination Agreement.                                   48
      6.1.16      Subordinated Indebtedness.                                 48
      6.1.17      Blocked Account Agreements.                                48
      6.1.18      Borrowing Base Report.                                     48
Section 6.2       Conditions to all Extensions of Credit.                    48
      6.2.1       Compliance.                                                48
      6.2.2       Borrowing Base.                                            48
      6.2.3       Default.                                                   49
      6.2.4       Representations and Warranties.                            49
      6.2.5       Adverse Change.                                            49
      6.2.6       Legal Matters.                                             49

ARTICLE VII COVENANTS                                                        49
Section 7.1       Affirmative Covenants - Borrower.                          49
      7.1.1       Financial Statements.                                      49
      7.1.2       Reports to SEC and to Stockholders.                        51
      7.1.3       Recordkeeping, Rights of Inspection, Field Examination,
                         Etc.                                                51
      7.1.4       Existence.                                                 52
      7.1.5       Compliance with Laws.                                      52
      7.1.6       Preservation of Properties.                                52
      7.1.7       Line of Business.                                          53
      7.1.8       Insurance.                                                 53
      7.1.9       Taxes.                                                     53
      7.1.10      ERISA.                                                     53
      7.1.11      Notification of Events of Default and Adverse
                        Developments.                                        54
      7.1.12      Hazardous Materials; Contamination.                        55
      7.1.13      Financial Covenants.                                       55
      7.1.14      Collection of Receivables.                                 57
      7.1.15      Assignments of Receivables.                                57
      7.1.16      Government Accounts.                                       57
      7.1.17      Notice of Returned Goods, etc.                             58
      7.1.18      Equipment.                                                 58
      7.1.19      Defense of Title and Further Assurances.                   58
      7.1.20      Business Names; Locations.                                 59
      7.1.21      Protection of Borrower Collateral.                         59
      7.1.22      Depository Relationship.                                   59
Section 7.2       Affirmative Covenants - MXL.                               59
      7.2.1       Financial Statements.                                      59
      7.2.2       Recordkeeping, Rights of Inspection, Field Examination,
                         Etc.                                                60
      7.2.3       Existence.                                                 61
      7.2.4       Compliance with Laws.                                      61
      7.2.5       Notification of Events of Default and Adverse Developments.62

      7.2.6       Collection of Receivables.                                 62
      7.2.7       Assignments of Receivables.                                63
      7.2.8       Government Accounts.                                       63
      7.2.9       Notice of Returned Goods, etc.                             63
      7.2.10      Defense of Title and Further Assurances.                   63
      7.2.11      Business Names; Locations.                                 64
      7.2.12      Protection of MXL Collateral.                              64
Section 7.3       Negative Covenants - Borrower.                             64
      7.3.1       Capital Structure, Merger, Acquisition or Sale of Assets.  64
      7.3.2       Subsidiaries.                                              65
      7.3.3       Issuance of Stock.                                         65
      7.3.4       Purchase or Redemption of Securities, Dividend
                        Restrictions.                                        65
      7.3.5       Indebtedness.                                              65
      7.3.6       Investments, Loans and Other Transactions.                 66
      7.3.7       Stock of Subsidiaries.                                     67
      7.3.8       Subordinated Indebtedness.                                 67
      7.3.9       Liens; Confessed Judgment.                                 67
      7.3.10      Other Businesses.                                          67
      7.3.11      ERISA Compliance.                                          68
      7.3.12      Prohibition on Hazardous Materials.                        68
      7.3.13      Method of Accounting; Fiscal Year.                         68
      7.3.14      Sale and Leaseback.                                        68
      7.3.15      Disposition of Borrower Collateral.                        68
Section 7.4       Negative Covenants - MXL.                                  69
      7.4.1       Method of Accounting; Fiscal Year.                         69
      7.4.2       Disposition of MXL Collateral.                             69

ARTICLE VIII DEFAULT AND RIGHTS AND REMEDIES                                 69
Section 8.1       Events of Default.                                         69
      8.1.1       Failure to Pay.                                            69
      8.1.2       Breach of Representations and Warranties.                  69
      8.1.3       Failure to Comply with Specific Covenants.                 69
      8.1.4       Failure to Comply with Covenants.                          70
      8.1.5       Default Under Other Financing Documents or Obligations.    70
      8.1.6       Receiver; Bankruptcy.                                      70
      8.1.7       Involuntary Bankruptcy, etc.                               70
      8.1.8       Judgment.                                                  71
      8.1.9       Execution; Attachment.                                     71
      8.1.10      Default Under Other Borrowings.                            71
      8.1.11      Challenge to Agreements.                                   71
      8.1.12      Material Adverse Change.                                   71
      8.1.13      Contract Default, Debarment or Suspension.                 71
      8.1.14      Liquidation, Termination, Dissolution, etc.                72
Section 8.2       Remedies.                                                  72
      8.2.1       Acceleration.                                              72
      8.2.2       Further Advances.                                          72
      8.2.3       Uniform Commercial Code.                                   72
      8.2.4       Specific Rights With Regard to Collateral.                 73
      8.2.5       Application of Proceeds.                                   74
      8.2.6       Performance by Lender.                                     74
      8.2.7       Other Remedies.                                            75

ARTICLE IX MISCELLANEOUS                                                     75

Section 9.1       Notices.                                                   75
Section 9.2       Amendments; Waivers.                                       76
Section 9.3       Cumulative Remedies.                                       77
Section 9.4       Severability.                                              78
Section 9.5       Assignments by Lender.                                     79
Section 9.6       Participations by Lender.                                  79
Section 9.7       Disclosure of Information by Lender.                       79
Section 9.8       Successors and Assigns.                                    79
Section 9.9       Continuing Agreements.                                     80
Section 9.10      Enforcement Costs.                                         80
Section 9.11      Applicable Law; Jurisdiction.                              80
      9.11.1      Applicable Law.                                            80
      9.11.2      Submission to Jurisdiction.                                80
      9.11.3      Service of Process.                                        81
Section 9.12      Duplicate Originals and Counterparts.                      81
Section 9.13      Headings.                                                  81
Section 9.14      No Agency.                                                 81
Section 9.15      Date of Payment.                                           81
Section 9.16      Entire Agreement.                                          81
Section 9.17      Waiver of Trial by Jury.                                   82
Section 9.18      Liability of Lender.                                       82
Section 9.19      Indemnification.                                           82
Section 9.20      Confidentiality.                                           83

                        FINANCING AND SECURITY AGREEMENT


         THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this ___ day of August, 2003, by and between GENERAL PHYSICS CORPORATION, a corporation organized under the laws of the State of Delaware ("General Physics" or "the "Borrower"), MXL INDUSTRIES, INC., a corporation organized under the laws of the State of Delaware ("MXL") and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender").


                                    RECITALS


                  A. Borrower has applied to Lender for certain credit facilities consisting of (i) a revolving credit facility in the maximum principal amount of $25,000,000 and (ii) a letter of credit facility as part of that revolving credit facility, to be used by Borrower for the Permitted Uses described in this Agreement.


                  B. MXL is an affiliate of Borrower and will provide a limited guaranty of repayment of the Obligations (as hereinafter defined).


                  C. Borrower has requested that Lender accept receivables of MXL as collateral for the credit facilities and make advances to Borrower against the receivables of MXL.


                  D. Lender is willing to make the credit facilities available to Borrower upon the terms and subject to the conditions set forth in this Agreement.


                                   AGREEMENTS


         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
                                   DEFINITIONS

Section 1.1       Certain Defined Terms.

         As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:


         "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, health-care insurance receivables, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to payment of a monetary obligation or other consideration under present or future contracts (including, without limitation, all rights (whether or not earned by performance) to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of property that has been sold, leased, licensed, assigned or otherwise disposed of, services rendered or to be rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in goods which gave rise to any or all of the foregoing, including all commercial tort claims, other claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) Supporting Obligations, letter-of-credit rights and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.


         "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.


         "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by Lender for the account of Borrower pursuant to agreement or overdrafts.


         "Additional Borrower" means each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by the Lender.

         "Additional Borrower Joinder Supplement" means an Additional Borrower Joinder Supplement in substantially the form attached hereto as EXHIBIT A, with the blanks appropriately completed and executed and delivered by the Additional Borrower and accepted by General Physics on behalf of the Borrowers.

         "Adjustment Date" has the meaning described in Section 9.5 (Assignments by Lender).

         "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding twenty percent (20%) or more of any equity interest in such designated Person, or (c) twenty percent (20%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

         "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 9.2 (Amendments; Waivers).

         "Applicable Margin" means the applicable rate per annum added, as set forth in Section 2.3 (Applicable Interest Rates), to the LIBOR Market Index Rate.

         "Applicable Rate" means the sum of (a) the Applicable Margin plus (b) the LIBOR Market Index Rate.

         "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of Borrower and its Subsidiaries.

         "Assignee" means any Person to which Lender assigns all or any portion of its interests under this Agreement, any Commitment, and the Revolving Loan, in accordance with the provisions of Section 9.5 (Assignments by Lender), together with any and all successors and assigns of such Person; "Assignees" means the collective reference to all Assignees.

         "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor Laws.

         "Blocked Account" means collectively the deposit accounts subject to the Blocked Account Agreements.

         "Blocked Account Agreements" means collectively the Blocked Account Agreement of even date herewith by and among Borrower, Lender and Fleet National Bank and the Blocked Account Agreement of even date herewith by and among Borrower, Lender and Bank of America, N. A., each as amended, modified, substituted, extended, and renewed from time to time.

         "Borrower" means each Person defined as a "Borrower" in the preamble of this Agreement and each Additional Borrower; "Borrowers" means the collective reference to all Persons defined as "Borrowers" in the preamble to this Agreement and all Additional Borrowers.

         "Borrower Collateral" means all property of Borrower subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all Proceeds thereof.

         "Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing
Base).

         "Borrowing Base Deficiency" has the meaning described in Section 2.1.3 (Borrowing Base).

         "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.

         "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

         "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, Lender, any Affiliate of Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

         "Chattel Paper" means a record or records (including, without limitation, electronic chattel paper) that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods; all Supporting Obligations with respect thereto; any returned, rejected or repossessed goods and software covered by any such record or records and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all Proceeds of the foregoing.

         "Closing Date" means the Business Day, in any event not later than August ____, 2003, on which Lender shall be satisfied that the conditions precedent set forth in Section 6.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by Lender.

         "Collateral" means the Borrower Collateral and the MXL Collateral.

         "Collateral Account" has the meaning described in Section 2.1.8 (The Collateral Account).

         "Collateral Disclosure List" has the meaning described in Section 3.3 (Collateral Disclosure List).

         "Commitment" means the Revolving Credit Commitment.

         "Compliance Certificate" means a periodic Compliance Certificate described in Section 7.1.1 (Financial Statements).

         "Commonly Controlled Entity" means an entity, whether or not incorporated, which together with Borrower would be deemed to be a "single employer" within the meaning of Internal Revenue Code ss. 414(b) or (c), and for the purpose of ERISA ss. 302 and/or Internal Revenue Code ss.ss. 412, 4971, 4977, 4980D, 4980E and/or each "applicable section" under Internal Revenue Code ss. 414(t)(2), within the meaning of the Internal Revenue Code ss. 414(b), (c)
(m) or (o).

         "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of Borrower's rights, title and interest in and to (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

         "Credit Facility" means the Revolving Credit Facility or the Letter of Credit Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility and the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

         "Current Letter of Credit Obligations" has the meaning described in
Section 2.2.5 (Payments of Letters of Credit).

         "Default" means an event which, with the giving of notice or lapse of time, or both, would reasonably be expected to constitute an Event of Default under the provisions of this Agreement.

         "Documents" means all documents of title or receipts, whether now existing or hereafter acquired or created, and all Proceeds of the foregoing.

         "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion of each account (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) receivable in United States Dollars, provided each account conforms and continues to conform to the following criteria to the satisfaction of Lender:

(a) the account arose in the ordinary course of business from a bona fide outright sale of goods or from services performed;

(b) the account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

(c) the account is based upon an enforceable order or contract, written or oral, for Inventory shipped or services performed, and the same were shipped or performed in accordance with such order or contract;

(d) if the account arises from the sale of Inventory, the Inventory the sale of which gave rise to the account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

(e) if the account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

(f) the account is evidenced by an invoice or other documentation in form acceptable to Lender, dated no later than is customary in the ordinary course of business and containing only terms normally offered by Borrower or MXL, as applicable;

(g) the amount shown on the books of Borrower or MXL, as applicable, and on any invoice, certificate, schedule or statement delivered to Lender is owing to Borrower or MXL, as applicable, and no partial payment has been received unless reflected on the books of Borrower or MXL, as applicable, and deducted from the amount due;

(h) the account is not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than sixty (60) days after the invoice date;

(i) the account is not owing by any Account Debtor for which Lender has deemed fifty percent (50%) or more of such Account Debtor's other accounts (or any portion thereof) due to Borrower or MXL, as applicable, to be non-Eligible Receivables;

(j) the account is not owing by an Account Debtor or a group of affiliated Account Debtors whose then existing accounts owing to Borrower or MXL, as applicable, exceed in aggregate face amount fifteen percent (15%) of Borrower's or MXL's, as applicable, total Eligible Receivables; provided, however, for the purposes of this subsection (j), each contract with any agency or division of the United States Government, shall be treated as though entered into with a separate Account Debtor;

(k) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified Borrower of any dispute concerning, or claimed nonconformity of, any of the Inventory or services from the sale or furnishing of which the account arose; provided, however, the Receivable shall be deemed ineligible only to the extent of the disputed amount;

(l) the account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior or damaged Inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty; provided, however, the Receivable shall be deemed ineligible only to the extent of the disputed amount;

(m) the Account Debtor is not a Subsidiary or Affiliate of Borrower or MXL, as applicable, or an employee, officer, director or shareholder of Borrower or MXL, as applicable, or Affiliate of Borrower or MXL, as applicable;

(n) the Account Debtor is not incorporated or primarily conducting business in any jurisdiction outside of the United States of America or Canada (excluding Quebec Province), unless the Account Debtor's obligations with respect to such account are secured by a letter of credit, guaranty or banker's acceptance having terms and from such issuers and confirmation banks as are acceptable to Lender in its sole and absolute discretion (which letter of credit, guaranty or banker's acceptance is subject to the perfected Lien of Lender);

(o) as to which none of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(p) Borrower or MXL, as applicable, is not indebted in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower or MXL, as applicable, in the ordinary course of its business; provided, however, if in the ordinary course of business Borrower or MXL incurs obligations to an Account Debtor for goods or services, the account shall be deemed ineligible only to the extent of the amount of such payable due to the Account Debtor by Borrower or MXL, as applicable;

(q) the account does not arise from services under or related to any warranty obligation or out of service charges, finance charges or other fees for the time value of money;

(r) the account is not evidenced by chattel paper or an instrument of any kind and, except as may occur under subsection (n) above, is not secured by any letter of credit;

(s) the title of Borrower or MXL, as applicable, to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

(t) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of Borrower or MXL, as applicable, or any other obligor in respect of any of Borrower's agreements or MXL's agreements, as applicable, with the Account Debtor or supporting the account and any of the Account Debtor's obligations in respect of the account;

(u) Borrower or MXL, as applicable, has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to Lender as security and collateral for the payment of the Obligations;

(v) the account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by Borrower or MXL, as applicable, to Lender of the account arising from such contract or order;

(w) the account is subject to a Lien in favor of Lender, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien, subject to Permitted Liens;

(x) the Inventory giving rise to the account was not, at the time of the sale thereof, subject to any Lien other than Permitted Liens;

(y) no part of the account represents an advance or "up-front" billing for which work has not been performed or a retainage; and

(z) Lender in the good faith exercise of its sole and absolute discretion has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because Lender otherwise considers the collateral value of such account to Lender to be impaired or its ability to realize such value to be insecure.

         In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of Lender in the good faith exercise of its sole and absolute discretion shall control.

         "Enforcement Costs" means all reasonable expenses, charges, costs and fees whatsoever of any nature whatsoever paid or incurred by or on behalf of Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Borrower Collateral, the MXL Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.6 (Costs) and/or Section 9.10 (Enforcement Costs), and further including, without limitation, amounts paid to lessors, processors, bailees, warehousemen, sureties, judgment creditors and others in possession of or with a Lien against or claimed against the Borrower Collateral or the MXL Collateral, and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, the Borrower Collateral and/or the MXL Collateral.

         "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, and all of such types of property leased by Borrower and all of Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and General Intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" has the meaning described in ARTICLE VIII (Default and Rights and Remedies).

         "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to Borrower by Lender.

         "Fees" means, without duplication, the collective reference to each fee payable to Lender under the terms of this Agreement or under the terms of any of the other Financing Documents.

         "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by Borrower, any Guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

         "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, commercial tort claims, other claims (including without limitation all claims for income tax and other refunds), payment intangibles, Supporting Obligations, choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, software, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of Borrower's business symbolized by and associated with any and all Trademarks, trademark licenses, Copyrights and/or service marks), royalty payments, licenses, letter-of-credit rights, letters of credit, contractual rights, the right to receive refunds of unearned insurance premiums, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing, all Supporting Obligations with respect to any of the foregoing, and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government and any department, agency or instrumentality thereof.

         "Government Contracts" means any contract with the United States or any department, agency or instrumentality of the United States.

         "Guarantor" means GP Strategies Corporation, a corporation organized and existing under the laws of the State of Delaware ("GPX") or MXL, as the case may be and each of their respective successors and assigns, and "Guarantors" means GPX and MXL and their respective successors and assigns.

         "Guaranty" means collectively (a) that certain guaranty of payment for the benefit of Lender dated the date hereof from GPX, as the same may from time to time be extended, amended, restated or otherwise modified and (b) that certain limited guaranty of payment for the benefit of Lender dated the date hereof from MXL, as the same may from time to time be extended, amended, restated or otherwise modified.

         "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and
(c) any substance the presence of which on any property now or hereafter owned, acquired or operated by Borrower is prohibited by any Law similar to those set forth in this definition.

         "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by Borrower or for which Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by Borrower, and any other contamination by Hazardous Materials for which Borrower is responsible.

         "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

         "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multiemployer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Swap Contract; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

         "Indemnified Parties" has the meaning set forth in Section 9.19 (Indemnification).

         "Instrument" means a negotiable instrument or any other writing which evidences a right to payment of a monetary obligation and is not itself a security agreement or lease and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and all Supporting Obligations with respect to any of the foregoing and all Proceeds with respect to any of the foregoing.

         "Interest Coverage Ratio" shall be defined as (a) earnings before deduction of interest and taxes paid divided by (b) the sum of interest and tax payments.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

         "Inventory" means all goods whether now owned or hereafter acquired and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in Borrower's or MXL's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods and other personal property and all licenses, warranties, franchises, General Intangibles, personal property and all documents of title or documents relating to the same, together with all Accounts, Chattel Paper, Instruments and other consideration received on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

         "Investment Property" means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account and all Proceeds of, and Supporting Obligations with respect to, the foregoing.

         "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Borrower Collateral or MXL Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Borrower Collateral or MXL Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

         "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

         "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit).

         "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of Lender's then standard form of application for letter of credit or such other form as may be approved by Lender, executed and delivered by Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

         "Letter of Credit Cash Collateral Account" has the meaning described in
Section 2.2.3 (Terms of Letters of Credit).

         "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

         "Letter of Credit Facility" means the facility established pursuant to
Section 2.2 (Letter of Credit Facility).

         "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 (Letter of Credit Fees).

         "Letter of Credit Obligations" means all Obligations of Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.

         "Letter-of-credit right" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of Borrower and its Subsidiaries.

         "LIBOR Market Index Rate", for any day the rate (rounded to the next higher 1/100 of 1%) for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, provided, if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

         "Lockbox" has the meaning described in Section 2.1.8 (The Collateral Account).

         "Maximum Rate" has the meaning described in Section 2.4.6 (Maximum Interest Rate).

         "Modified Interest Coverage Ratio" shall be defined as (a) earnings before deduction of interest and taxes paid divided by (b) interest.

         "Monitoring Fee" and "Monitoring Fees" have the meanings described in
Section 2.4.4 (Monitoring Fee).

         "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "MXL Collateral" means all property of MXL subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all Proceeds thereof.

         "Net Worth" means the consolidated shareholders' equity, defined in accordance with GAAP, of Borrower and its Subsidiaries.

         "Notice" means a communication delivered in accordance with the terms of Section 9.1 (Notices).

         "Note" means the Revolving Credit Note, and "Notes" means collectively the Revolving Credit Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.

         "NPDC" means National Patent Development Corporation, a Delaware corporation, and its successors and assigns.

         "Obligations" means, without duplication, all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of Borrower to Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Revolving Loan, any Swap Contract and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit reimbursement obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations, and liabilities.

         "Origination Fee" has the meaning described in Section 2.4.3 (Origination Fee).

         "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.2.3 (Terms of Letters of Credit).

         "Patents" means and includes, in each case whether now existing or hereafter arising, all of Borrower's rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) Borrower or MXL, as applicable, has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting Borrower or MXL, as applicable, and (iii) are not, and will not be with appropriate filing, the giving of notice or the passage of time alone, entitled to priority over any Lien of Lender; (b) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Borrower Collateral or any of the MXL Collateral; (e) Liens existing as of the date hereof, including Liens securing the Subordinated Debt; (f) Liens securing Capital Leases that are otherwise permitted hereunder; (g) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person; (h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and (i) such other Liens, if any, as are set forth on Schedule 4.1.21 attached hereto and made a part hereof and Schedule 5.1.9 attached hereto and made a part hereof.

         "Permitted Uses" means to refinance existing indebtedness owed to Fleet National Bank, LaSalle Business Credit, Inc. and Washington Mutual Bank, FA (the successor in interest to Dime Savings Bank of New York, FSB) and for general working capital purposes arising in the ordinary course of Borrower's business and to support the issuance of Letters of Credit.

         "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

         "Plan" means any "pension plan" as defined in ERISA Section 3(2) maintained by the Borrower or a Commonly Controlled Entity in which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA and which is intended to qualify for favorable tax treatment pursuant to Internal Revenue Code Section 401(a).

         "Post-Default Rate" means the Applicable Rate in effect from time to time, plus three percent (3%) per annum.

         "Post-Expiration Date Letter of Credit" and "Post-Expiration Date Letters of Credit" have the meanings described in Section 2.2.3 (Terms of Letters of Credit).

         "Prepayment" means a Revolving Loan Mandatory Prepayment or a Revolving Loan Optional Prepayment, as the case may be, and "Prepayments" mean collectively all Revolving Loan Mandatory Prepayments and all Revolving Loan Optional Prepayments.

         "Pricing Ratio" means the Total Liabilities to Net Worth Ratio and the Interest Coverage Ratio, collectively.

         "Proceeds" has the meaning described in the Uniform Commercial Code as in effect from time to time.

         "Purchaser" has the meaning described in the Note and Warrant Purchase Agreement dated August 8, 2003 by and among GPX, NPDC, the purchasers party thereto and Gabelli Funds, LLC, as agent.

         "Receivable" means a now owned or hereafter owned, acquired or created Account, Chattel Paper, General Intangible or Instrument and all Proceeds thereof; and "Receivables" means all now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all Proceeds thereof.

         "Registered Organization" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

         "Responsible Officer" means, with respect to a Person, the chief executive officer or the president of such Person or, with respect to financial matters, the chief financial officer of such Person.

         "Revolving Credit Commitment" means the agreement of Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

         "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

         "Revolving Credit Committed Amount" has the meaning described in
Section 2.1.1 (Revolving Credit Facility).

         "Revolving Credit Expiration Date" means August___, 2005, unless otherwise extended for successive periods of one (1) year beyond the then existing maturity date commencing as of the first anniversary date of this Agreement, by Lender in the exercise of its sole and absolute discretion.

         "Revolving Credit Facility" means the facility established by Lender pursuant to Section 2.1 (Revolving Credit Facility).

         "Revolving Credit Note" has the meaning described in Section 2.1.5 (Revolving Credit Note).

         "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 8.2 (Remedies) or otherwise.

         "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line Fee).

         "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

         "Revolving Loan Account" has the meaning described in Section 2.1.9 (Revolving Loan Account).

         "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Loan).

         "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayment of Revolving Loan).

         "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

         "State" means the State of Maryland.

         "Subordinated Debt" means the 6% conditional secured subordinated notes due 2008 in the aggregate principal amount of $7,500,000 purchased by Purchaser.

         "Subordinated Debt Loan Documents" means any and all promissory notes, agreements, documents or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in connection with the Subordinated Debt, as the same may from time to time be amended, restated, supplemented or modified.

         "Subordinated Indebtedness" means all Indebtedness, including, without limitation, the Subordinated Debt, incurred at any time by Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to Lender in its sole and absolute discretion.

         "Subordination Agreement" means that certain Subordination Agreement by and between Purchaser, Borrower and Lender, as the same may be from time to time amended, restated, supplemented or modified.

         "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by Borrower and/or by one or more Subsidiaries of Borrower.

         "Supporting Obligation" means a letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, document, general intangible, instrument or investment property.

         "Swap Contract" means any document, instrument or agreement between Borrower and Lender or any Affiliate of Lender, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.

         "Tangible Net Worth" means as to Borrower at any date of determination thereof, the sum at such time of: the Net Worth less the total of (a) all Assets which would be classified as intangible assets under GAAP consistently applied,
(b) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to Lender, and (e) the amount of all loans and advances (exclusive of advances permitted under Section 7.3.6(a)) to, or investments in, any Person, excluding Cash Equivalents and deposit accounts maintained by Borrower with any financial institution.

         "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

         "Trademarks" means and includes in each case whether now existing or hereafter arising, all of Borrower's rights, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee,
(c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

         "Unbilled Receivables" means Receivables which otherwise qualify as Eligible Receivables but which shall be billed within fifteen (15) days after the last day of the prior month and are included in General Physics' General Ledger Account number 1160-0001 titled "Sales earned not billed".

         "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

         "Wholly Owned Subsidiary" means any corporation, all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by Borrower and/or by one or more Wholly Owned Subsidiaries of Borrower.

Section 1.2       Accounting Terms and Other Definitional Provisions.

         Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                   ARTICLE II
                              THE CREDIT FACILITIES

Section 2.1 The Revolving Credit Facility.

            2.1.1 Revolving Credit Facility.

            Subject to and upon the provisions of this Agreement, Lender establishes a revolving credit facility in favor of Borrower. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement as the "Revolving Loan".


            The principal amount of Twenty Five Million Dollars ($25,000,000) is the "Revolving Credit Committed Amount".


            During the Revolving Credit Commitment Period, Lender agrees to make advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to Borrower's request, the outstanding principal balance of the Revolving Loan and all Letter of Credit

Obligations would not exceed the lesser of (a) the Revolving Credit Committed Amount or (b) the then most current Borrowing Base.


            Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date.

            2.1.2 Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.

            Borrower may borrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of Borrower with Lender (or an Affiliate of Lender) or shall be otherwise applied as directed by Borrower, which direction Lender may require to be in writing. No later than 12:00 p.m. (Eastern Time) on the date of the requested borrowing, Borrower shall give Lender oral or written notice (a "Loan Notice") of the amount and (if requested by Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by Borrower within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable.


            In addition, Borrower hereby irrevocably authorizes Lender at any time and from time to time, without further request from or notice to Borrower, to make advances under the Revolving Loan, and to establish, without duplication, reserves against the Borrowing Base, which Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of Lender, including, without limitation, advances and reserves under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, the Revolving Loan, the Obligations (including, without limitation, any Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan that Lender may advance or reserve hereunder exceeds the Revolving Credit Committed Amount or the Borrowing Base. Lender shall communicate to Borrower from time to time any action taken under this paragraph either orally or in writing.

            2.1.3 Borrowing Base.

            As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the aggregate of (a) eighty percent (80%) of the amount of Eligible Receivables of Borrower, (b) eighty percent (80%) of Borrower's Unbilled Receivables and (c) eighty percent (80%) of the amount of Eligible Receivables of MXL.


            The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to and accepted by Lender in its sole and absolute discretion. In the event Borrower or MXL fails to furnish a Borrowing Base Report required by Section 2.1.4 (Borrowing Base Report), or in the event Lender believes that a Borrowing Base Report is no longer accurate, Lender may, in its sole and absolute discretion exercised from time to time and without limiting its other rights and remedies under this Agreement, suspend the making of or limit advances under the Revolving Loan.

            If at any time the total of the aggregate principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, Borrower, at the sole and absolute discretion of Lender exercised from time to time, shall pay the Borrowing Base Deficiency ON DEMAND to Lender.


            Without implying any limitation on Lender's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables contained in the respective definitions of Eligible Receivables are in part based upon the business operations of Borrower and MXL existing on or about the Closing Date and upon information and records furnished to Lender by Borrower and MXL. If at any time or from time to time hereafter, the business operations of Borrower or MXL change or such information and records furnished to Lender is incorrect or misleading, Lender in its discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. Lender shall communicate such changed or additional criteria to Borrower from time to time either orally or in writing.

            2.1.4 Borrowing Base Report.

            Borrower will furnish to Lender no less frequently than monthly and at such other times as may be requested by Lender a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form required from time to time by Lender, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables, both billed and unbilled, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as Lender may from time to time request. Upon Lender's request Borrower and MXL will provide Lender with (a) confirmatory assignment schedules;
(b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and
(d) such further schedules, documents and/or information regarding the Receivables, both billed and unbilled, as Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to Lender, and certified as true and correct by a Responsible Officer (or by any other officers or employees of Borrower or MXL whom a Responsible Officer from time to time authorizes in writing to do so), and delivered to Lender from time to time solely for Lender's convenience in maintaining records of the
Collateral. The failure of Borrower or MXL to deliver any of such items to Lender shall not affect, terminate, modify, or otherwise limit the Liens of Lender on the Collateral.

            2.1.5 Revolving Credit Note.

            The obligation of Borrower to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT B attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the Post-Default Rate for the Revolving Loan and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

            2.1.6 Mandatory Prepayments of Revolving Loan.

            Borrower shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan at any time and from time to time in such amounts as is required pursuant to Section 2.1.3 (Borrowing Base) in order to cover any Borrowing Base Deficiency.

            2.1.7 Optional Prepayments of Revolving Loan.

            Borrower shall have the option, at any time and from time to time, to prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty.

            2.1.8 The Collateral Account.

            Borrower will deposit, or cause to be deposited, all Items of Payment to a bank account or bank accounts designated by Lender and from which Lender alone has power of access and withdrawal (collectively, the "Collateral Account"). In the case of any deposit that is made by Borrower manually (i.e., the payment is received by the Borrower rather than being delivered to the Lockbox or wired to the Collateral Account), such deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of Borrower where necessary to permit the collection of any such Items of Payment, Borrower hereby agreeing to make such endorsement. In the event Borrower shall fail to do so, Lender is hereby authorized by Borrower to make the endorsement in the name of Borrower. Prior to such a deposit, Borrower will not commingle any Items of Payment with any of the other funds or property of Borrower, but will hold them separate and apart in trust and for the account of Lender.


            Borrower shall direct its Account Debtors that all Items of Payment are to be either (a) wired to the Collateral Account or (b) mailed to one or more post-office boxes designated by Lender, or to such other additional or replacement post-office boxes pursuant to the request of Lender from time to time (collectively, the "Lockbox"). Lender shall have unrestricted and exclusive access to the Lockbox.


            Borrower hereby authorizes Lender to inspect all Items of Payment, endorse all Items of Payment in the name of Borrower, and deposit such Items of Payment in the Collateral Account. Lender reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to Lender. In the event Items of Payment are returned to Lender for any reason whatsoever, Lender may, in the exercise of its discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

            Lender will apply the whole or any part of the collected funds credited to the Collateral Account (including funds received from the Blocked Account) against the Revolving Loan (or with respect to Items of Payment that are not proceeds of Accounts or after the occurrence and during the continuance of an Event of Default, against any of the Obligations) or credit such collected funds to a depository account of Borrower with Lender (or an Affiliate of Lender), the order and method of such application to be in the sole discretion of Lender.

            2.1.9 Revolving Loan Account.

            Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which Lender will (a) debit (i) the principal amount of each advance of the Revolving Loan made by Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by Borrower to Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by Borrower to Lender on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. Lender may debit the Revolving Loan Account for the amount of any Item of Payment that is returned to Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon Borrower in all respects, absent manifest error, unless Lender receives specific written objection thereto from Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by Lender.

            2.1.10 Revolving Credit Unused Line Fee.

            Borrower shall pay to Lender a revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to three-eighths percent (3/8%) per annum of the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each quarter. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid in arrears by Borrower to Lender on the first day of each September, December, March and June, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

Section 2.2 The Letter of Credit Facility.

            2.2.1 Letters of Credit.

            Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, Borrower, upon the prior approval of Lender, may obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination

Date. Borrower will not be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (i) the Revolving Credit Committed Amount or (ii) the most current Borrowing Base and (b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed One Million Dollars ($1,000,000)

            2.2.2 Letter of Credit Fees.

            Prior to or simultaneously with the opening of each Letter of Credit, Borrower shall pay to Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to the customary fee charged commercial customers for a Letter of Credit from time to time. The Letter of Credit Fees shall be paid upon the opening of each Letter of Credit and upon each anniversary thereof, if any. In addition, Borrower shall pay to Lender all other reasonable and customary amendment, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement. All Letter of Credit Fees and all such other additional fees are included in and are a part of the "Fees" payable by Borrower under the provisions of this Agreement and are a part of the Obligations.

            2.2.3 Terms of Letters of Credit.

            Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a "Post-Expiration Date Letter of Credit" and collectively, the "Post-Expiration Date Letters of Credit"), effective as of the Business Day preceding the Revolving Credit Termination Date and without prior notice to or the consent of Borrower, Lender shall make advances under the Revolving Loan for the account of Borrower in the aggregate face amount of all such Letters of Credit. Lender shall deposit the proceeds of such advances into one or more non-interest bearing accounts with and in the name of Lender and over which Lender alone shall have exclusive power of access and withdrawal (collectively, the "Letter of Credit Cash Collateral Account"). The Letter of Credit Cash Collateral Account is to be held by Lender as additional collateral and security for any Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. Borrower hereby assigns, pledges, grants and sets over to Lender a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all proceeds and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. Borrower acknowledges and agrees that Lender shall be entitled to fund any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account with notice to but without the consent of Borrower. Borrower further acknowledges and agrees that Lender's election to fund any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect Borrower's obligation to pay any Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit. At such time as all Post-Expiration Date Letters of Credit have expired, all Obligations have been paid in full, and the Commitment has been terminated, any remaining funds on deposit in the Letter of Credit Cash Collateral Account shall be paid to Borrower.

            The aggregate face amount of all Letters of Credit at any one time outstanding and issued by Lender pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees accrued thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by Lender and for which Lender has been reimbursed by Borrower in full in accordance with Section 2.2.5 (Payments of Letters of Credit) and the Letter of Credit Agreements, and for which Lender has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the "Outstanding Letter of Credit Obligations".

            2.2.4 Procedures for Letters of Credit.

            Borrower shall give Lender written notice at least five (5) Business Days prior to the date on which Borrower desires Lender to issue a Letter of Credit. Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things: (a) the name and address of the intended beneficiary of the Letter of Credit, (b) the requested face amount of the Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit, and (f) any other terms or provisions Borrower desires to be contained in the Letter of Credit. Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as Lender may require to assure that the Letter of Credit is issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement. Upon (x) receipt of such notice, (y) payment of all Letter of Credit Fees and all other Fees payable in connection with the issuance of such Letter of Credit, and (z) receipt of a duly executed Letter of Credit Agreement, Lender shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

            2.2.5 Payments of Letters of Credit.

            Borrower hereby promises to pay to Lender, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the "Current Letter of Credit Obligations":

                 (a) the amount which Lender has paid or will be required to pay under each draft or draw on a Letter of Credit, whether such demand be in advance of Lender's payment or for reimbursement for such payment;

                 (b) any and all reasonable charges and expenses which Lender may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

                 (c) interest on the amounts described in (a) and (b) not paid by Borrower as and when due and payable under the provisions of (a) and
        (b) above from the day the same are due and payable until paid in full at the Post-Default Rate.

            In addition, Borrower hereby promises to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements. The obligation of Borrower to pay Current Letter of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower or any other account party may have or have had against the beneficiary of such Letter of Credit, Lender, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity  or  enforceability  of such  Letter  of  Credit,  any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not Lender had actual or constructive knowledge of the same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for any Letter of Credit Obligations, in bankruptcy or otherwise; provided, however, that Borrower shall not be obligated to reimburse Lender for any wrongful payment under such Letter of Credit made as a result of Lender's gross negligence or willful misconduct. The obligation of Borrower to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by Lender or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.


            The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

            2.2.6 Change in Law; Increased Cost.

            If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof occurring after the date of this Agreement shall either
(a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by Lender, or (b) impose on Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to Lender of issuing, maintaining or extending the Letter of Credit or the cost to Lender of funding any obligation under or in connection with the

Letter of Credit (other than a cost relating to net income, franchise or similar taxes), then, upon demand by Lender, Borrower shall immediately pay to Lender from time to time as specified by Lender, additional amounts which shall be sufficient to compensate Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by Lender, submitted by Lender to Borrower, shall be conclusive, absent manifest error.

            2.2.7 General Letter of Credit Provisions.

            Borrower  consents to Lender's  payment of any draft  complying with the terms of any Letter of Credit irrespective of any instructions of Borrower to the contrary. As between Borrower and Lender, Borrower assumes all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit. Lender and its respective branches, Affiliates and/or correspondents shall not be responsible for and Borrower hereby indemnifies and holds Lender and its respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney's fees and costs) incurred by Lender and/or its branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by Borrower to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by Lender and/or any of its respective branches, Affiliates and/or correspondents at the request of Borrower, (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or (e) any consequences arising from causes beyond the control of Lender and/or any of its respective branches, Affiliates and/or correspondents.


            Except for gross negligence or willful misconduct, Lender and its respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or
(b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.


            Subject to the terms of the Letter of Credit, a Letter of Credit may be amended, modified or revoked only upon the receipt by Lender from Borrower and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefor.


            If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require Lender and/or any of its respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, Borrower shall reimburse Lender, as appropriate, for any such payment pursuant to provisions of
Section 2.2.6 (Change in Law; Increased Cost).

            Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the State and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit. The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the State, the Uniform Customs and Practice for Documentary Credits shall prevail.

Section 2.3   Applicable Interest Rates.

              (a) Each advance of the Revolving Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at the Applicable Rate as determined in accordance with the provisions of this Section.

              (b) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of Lender, all advances of the Revolving Loan and all other Obligations shall bear interest at the Post-Default Rate.

              (c) The Applicable Margin shall be 300 basis points per annum unless and until a change is required by the operation of Section 2.3(d).

              (d) Changes in the Applicable Margin shall be made not more frequently than quarterly based on the Pricing Ratio, determined by Lender subsequent to its review of the quarterly reports required by
        Section 7.1.1(c) (Quarterly Statements and Certificates), except that the first such determination shall be made based on Borrower's annual financial statements required by Section 7.1.1(a) (Annual Statements and Certificates) for Borrower's fiscal year ended December 31, 2003 and shall be effective as of the first day of the first month after Lender receives and reviews such statements. The Applicable Margin (expressed as basis points) shall vary depending upon the Pricing Ratio, as follows:


                                    Pricing Ratio                                           Applicable Margin
             (both covenants achieved for two (2) consecutive quarters)
Total Liabilities to Net Worth                Interest Coverage Ratio
Equal to or less than 2.0 to 1.0              Greater than 2.5 to 1.0                        275 basis points
Equal to or less than 1.5 to 1.0              Greater than 2.5 to 1.0                        250 basis points


Section 2.4 General Financing Provisions.

            2.4.1 Borrowers' Representatives.

            Lender is hereby irrevocably authorized by Borrower to make advances under the Revolving Loan to Borrower pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one or more of the Persons who is from time to time a Responsible Officer of Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of Borrower on file with Lender.

            Lender assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations delivered by Borrower to Lender in connection with the Credit Facilities, any advance of the Revolving Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement.

            2.4.2 Use of Proceeds of the Revolving Loan.

            The proceeds of each advance under the Revolving Loan shall be used by Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by Lender in writing.

            2.4.3 Origination Fee.

            Borrower shall pay to Lender on or before the Closing Date a loan origination fee (the "Origination Fee") in the amount of Two Hundred Fifty Thousand Dollars ($250,000), which fee has been fully earned and is non-refundable. Prior to the date hereof Borrower has paid a portion of the Origination Fee in the amount of Seventy Five Thousand Dollars ($75,000); the balance due as of the date hereof is One Hundred Seventy Five Thousand Dollars ($175,000).

            2.4.4 Monitoring Fee.

            Borrower shall pay to Lender a monthly monitoring fee in the amount of $700 (collectively, the "Monitoring Fees" and individually, a "Monitoring Fee") commencing on the first such date following the date hereof and continuing until the Revolving Credit Termination Date. Borrower authorizes Lender to debit demand deposit account number _____________________ or any other account with Lender (routing number 056-007604) designated in writing by Borrower, beginning as of the date hereof for any Monitoring Fee. Borrower further certifies that Borrower holds legitimate ownership of this account and preauthorizes this periodic debit as part of its right under said ownership.

            2.4.5 Computation of Interest and Fees.

            All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

            2.4.6 Maximum Interest Rate.

            In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then Borrower shall, to the extent permitted by applicable law, pay Lender, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, Lender shall refund to Borrower such excess.

            2.4.7 Payments.

            All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by Borrower without setoff, recoupment or counterclaim to Lender in immediately available funds not later than 2:00 p.m. (Eastern Time) on the due date of such payment. All payments received by Lender after such time shall be deemed to have been received by Lender for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by Lender until such payments are paid to Lender in immediately available funds to Lender's principal office in Baltimore, Maryland or at such other location as Lender may at any time and from time to time notify Borrower. Alternatively, at its sole discretion, Lender may charge any deposit account of Borrower at Lender or any Affiliate of Lender with all or any part of any amount due to Lender under this Agreement or any of the other Financing Documents to the extent that Borrower shall have not otherwise tendered payment to Lender.

            2.4.8 Liens; Setoff.

            Borrower hereby grants to Lender as additional collateral and security for all of the Obligations, a continuing Lien on any and all monies, Investment Property, and other property of Borrower and any and all proceeds thereof, now or hereafter held or received by or in transit to, Lender, and/or any Affiliate of Lender, from or for the account of, Borrower, and also upon any and all deposit accounts (general or special) and credits of Borrower, if any, with Lender or any Affiliate of Lender, at any time existing, excluding any deposit accounts held by Borrower in its capacity as trustee for Persons who are not Affiliates of Borrower. Without implying any limitation on any other rights Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, Lender is hereby authorized by Borrower at any time and from time to time, without notice to, or consent of, Borrower, to set off, appropriate, seize, freeze and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by Lender in its sole and absolute discretion.

            2.4.9 Requirements of Law.

            In the event that Lender  shall have  determined  in good faith that
(a) the adoption of any Capital Adequacy Regulation, or (b) any change in any Capital Adequacy Regulation or in the interpretation or application thereof or
(c) compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender, as a consequence of the obligations of Lender hereunder to a level below that which Lender or any corporation controlling Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of Lender and the corporation controlling Lender, with respect to capital adequacy) by an amount deemed by Lender, in its discretion, to be material, then from time to time, after submission by Lender to Borrower of a written request therefor and a statement of the basis for Lender's determination, Borrower shall pay to Lender ON DEMAND such additional amount or amounts in order to compensate Lender or its controlling corporation for any such reduction.

            2.4.10 ACH Transactions and Swap Contracts.

            Borrower may request and Lender or its Affiliates may, in their sole and absolute discretion, provide ACH Transactions and Swap Contracts. In the event Borrower requests Lender or its Affiliates to procure ACH Transactions or Swap Contracts, then Borrower agrees to indemnify and hold Lender or its Affiliates harmless from any and all obligations now or hereafter owing to Lender or its Affiliates in connection with such ACH Transactions or Swap Contracts other than obligations arising as a result of Lender's or its Affiliates' gross negligence or willful misconduct. Borrower agrees to pay Lender or its Affiliates all amounts owing to Lender or its Affiliates pursuant to ACH Transactions and Swap Contracts. In the event Borrower shall not have paid to Lender or its Affiliates such amounts, Lender may cover such amounts by an advance under the Revolving Loan, which advance shall be deemed to have been requested by Borrower. Borrower acknowledges and agrees that the obtaining of ACH Transactions and Swap Contracts from Lender or its Affiliates (a) is in the sole and absolute discretion of Lender or its Affiliates and (b) is subject to all rules and regulations of Lender or its Affiliates.

            2.4.11 Termination of Revolving Credit Facility.

            Borrower shall have the right to terminate or reduce the Revolving Credit Commitment, in whole or in part, upon at least thirty (30) Business Days prior written notice to Lender, without any premium or penalty; provided, however, that all Outstanding Letter of Credit Obligations shall be secured as provided in Section 2.2.3 (Terms of Letters of Credit).

            2.4.12 Elimination of MXL Receivables from Borrowing Base.

            Notwithstanding anything else herein or in any of the Financing Documents, at Borrower's option and upon written notice from Borrower to Lender, the Borrowing Base shall be revised to eliminate MXL's Eligible Receivables; provided, however, Borrower shall make a Revolving Loan Mandatory Prepayment as required pursuant to Section 2.1.6 (Mandatory Prepayments) so that no Borrowing Base Deficiency exists as of the date of elimination of the MXL Eligible Receivables from the Borrowing Base. Upon such election and notice by Borrower and payment of any Borrowing Base Deficiency (a) all obligations of MXL related to the Borrowing Base and Eligible Receivables shall immediately terminate, (b) this Agreement shall be deemed modified to eliminate all references to MXL and any and all obligations of MXL under this Agreement or any of the other Financing Documents shall cease; (c) cease to require any financial reporting by MXL or NPDC as provided in any of the Financing Documents, and (d) at the sole cost of Borrower, Lender shall (i) void the Guaranty executed by MXL and (ii) terminate any Security Documents executed by MXL at the sole cost and expense of Borrower.

                                  ARTICLE III
                                 THE COLLATERAL

Section 3.1      Debt and Obligations Secured.

         All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, including, without limitation, any and all Outstanding Letter of Credit Obligations, and (b) the performance, compliance with and observance by Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

Section 3.2      Grant of Liens.

            3.2.1 Borrower Collateral.

                 (a) Borrower hereby assigns, pledges and grants to Lender, and agrees that Lender shall have a perfected and continuing security interest in, and Lien on, (a) all of Borrower's Accounts, Inventory, Chattel Paper, Documents, Instruments, Equipment, Investment Property, and General Intangibles (in which Borrower is permitted under the terms thereof to grant a security interest) and all of Borrower's deposit accounts with any financial institution with which Borrower maintains deposits, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing and the right to receive refunds of unearned insurance premiums under those policies, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records; and (e) all Proceeds and products of the foregoing. Borrower further agrees that Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents to which it is a party and under applicable Laws.

                 (b) Borrower covenants and agrees that Borrower shall provide Lender with all necessary information and will execute and deliver such documents as are required to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. ss.3727 and 41 U.S.C. ss.15), to perfect Lender's security interest in the Accounts arising under Government Contracts with a contract value equal to or greater than Fifty Thousand Dollars ($50,000) and such other Government Contracts as Lender may determine in its sole discretion.

            3.2.2 MXL Collateral

                 (a) MXL hereby assigns, pledges and grants to Lender, and agrees that Lender shall have a perfected and continuing security interest in, and Lien on, (a) all of MXL's Accounts, Chattel Paper, Documents, Instruments and, to the extent related to Accounts, General Intangibles (in which MXL is permitted under the terms thereof to grant a security interest), (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records; and (d) all Proceeds and products of the foregoing. MXL further agrees that Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents to which it is a party and under applicable Laws.

                 (b) MXL covenants and agrees that MXL shall provide Lender with all necessary information and will execute and deliver such documents as are required to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. ss.3727 and 41 U.S.C. ss.15), to perfect Lender's security interest in the Accounts arising under Government Contracts with a contract value equal to or greater than Fifty Thousand Dollars ($50,000) and such other Government Contracts as Lender may determine in its sole discretion.

Section 3.3       Collateral Disclosure List.

                 On or prior to the Closing Date, Borrower, MXL and any Additional Borrower signing an Additional Borrower Joinder Supplement as of the Closing Date shall each deliver to Lender a list on the form provided by Lender (the "Collateral Disclosure List") which shall contain such information with respect to Borrower's, MXL's and Additional Borrower's business and personal property as Lender may require and shall be certified by a Responsible Officer of Borrower, MXL or Additional Borrower, as applicable. Promptly after demand by Lender, Borrower, MXL and Additional Borrower shall furnish to Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be reasonably requested by Lender.

Section 3.4       Personal Property.

                 Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that Lender shall have a first priority, perfected Lien, in form and substance satisfactory to Lender and its counsel, on all of the Borrower Collateral, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:

                 (a) On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), Borrower shall deliver to Lender the originals of all of its letters of credit, Investment Property, Chattel Paper, Documents and Instruments and, if Lender so requires, shall execute and deliver separate pledge, assignment and security agreements in form and content acceptable to Lender, which pledge, assignment and security agreements shall assign, pledge and grant a Lien to Lender on all letters of credit, Investment Property, Chattel Paper, Documents, and Instruments. Notwithstanding the foregoing, Lender agrees that Borrower may retain possession of Investment Property with an aggregate value of less than One Hundred Thousand Dollars ($100,000) that is received from Account Debtors in payment of Receivables in lieu of cash.

                 (b) In the event that Borrower shall acquire after the Closing Date any letters of credit, Investment Property, Chattel Paper, Documents, or Instruments, Borrower shall promptly so notify Lender and deliver the originals of all of the foregoing to Lender promptly and in any event within ten (10) days of each acquisition.

                 (c) All letters of credit, Investment Property, Chattel Paper, Documents and Instruments shall be delivered to Lender endorsed and/or assigned as required by any pledge, assignment and security agreement and/or as Lender may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers and/or notices as Lender may require.

Section 3.5       Record Searches.

                 As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by Borrower pursuant to this Section, Lender shall have received, in form and substance satisfactory to Lender, such Lien or record searches with respect to Borrower and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as Lender may approve.

Section 3.6       Costs.
                  ------

                 Borrower agrees to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

                 (a) customary fees and expenses incurred in preparing Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing the Financing Documents, including, any amendments and supplements thereto);

                 (b) all filing and/or recording taxes or fees;

                 (c) all costs of Lien and record searches;

                 (d) reasonable attorneys' fees in connection with all legal opinions required; and

                 (e) all related costs, fees and expenses.

Section 3.7       Release.

                 Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations under this Agreement and all other Financing Documents, and the termination and/or expiration of the Commitment, all Letters of Credit and all Outstanding Letter of Credit Obligations, or, in the case of Outstanding Letter of Credit Obligations, the cash collateralization thereof pursuant to Section 2.2.3 (Terms of Letters of Credit), upon Borrower's request and at Borrower's sole cost and expense, Lender shall release and/or terminate any Financing Document.

Section 3.8       Inconsistent Provisions.

                 In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES - Borrower

Section 4.1      Representations and Warranties.

                 Borrower represents and warrants to Lender, as follows:

                 4.1.1 Subsidiaries.

                 Borrower has the Subsidiaries listed on the Collateral Disclosure List and no others. Each of the Subsidiaries is a Wholly Owned
Subsidiary except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of Borrower's ownership interests therein.

                 4.1.2 Existence.

                 Borrower (a) is a Registered Organization under the laws of the jurisdiction stated in the Preamble of this Agreement, (b) is in good standing under the laws of the jurisdiction in which it is organized, (c) has the power to own its property and to carry on its business as now being conducted, and (d) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary. Borrower is organized under the laws of only one (1) jurisdiction.

                 4.1.3 Power and Authority.

                 Borrower has full power and authority to execute and deliver this Agreement and the other Financing Documents to which it is a party, to make the borrowings and request Letters of Credit under this Agreement and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary action. No consent or approval of owners or any creditors of Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, or any of the other Financing Documents, or the performance by Borrower of the Obligations.

                 4.1.4 Binding Agreements.

                 This Agreement and the other Financing Documents executed and delivered by Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                 4.1.5 No Conflicts.

                 Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) Borrower's organizational or governing documents, (b) any existing mortgage, indenture, contract or agreement binding on Borrower or affecting its property, except for any conflict which could not have a materially adverse effect on Borrower, or
(c) any applicable Laws.

                 4.1.6 No Defaults, Violations. (a) No Default or Event of Default has occurred and is continuing.

                 (b) Neither Borrower nor any of its Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the other Financing Documents to which Borrower is a party.

                 4.1.7 Compliance with Laws.

                 Neither Borrower nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting it or any of its properties, the violation of which could materially adversely affect the business, operations or properties of Borrower and its Subsidiaries taken as a whole.

                 4.1.8 Margin Stock.

                 None of the proceeds of the Revolving Loan will be used, directly or indirectly, by Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                 4.1.9 Investment Company Act; Margin Stock.

                 Neither Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U (12 CFR
Part 221), of the Board of Governors of the Federal Reserve System.

                 4.1.10 Litigation.

                 Except as otherwise disclosed on Schedule 4.1.10 attached hereto and made a part hereof, there are no proceedings, actions or, to the knowledge of Borrower, investigations pending or, so far as Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of Borrower.

                 4.1.11 Financial Condition.

                 The consolidated financial statements of Borrower dated December 31, 2002 and management prepared consolidated financial statements of Borrower dated June 30, 2003, are complete and correct and fairly present the financial position of Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of Borrower or its Subsidiaries as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of Borrower or its Subsidiaries since the date of such financial statements and to Borrower's knowledge no such adverse change is pending or threatened. Prior to the date hereof, neither Borrower nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements or the schedules hereto.

                 4.1.12 Full Disclosure.

                 The financial statements referred to in Section 4.1.11 (Financial Condition), the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to Borrower which Borrower has not disclosed to Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents that materially and adversely affects or in the future could, in the reasonable opinion of Borrower, materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of Borrower and its Subsidiaries taken as a whole.

                 4.1.13 Indebtedness for Borrowed Money.

                 Except for the  Obligations and except as set forth in Schedule
4.1.13 attached hereto and made a part hereof, Borrower has no Indebtedness for Borrowed Money. Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 4.1.13, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                 4.1.14 Subordinated Debt.

                 None of the Subordinated Debt Loan Documents has been amended, supplemented, restated or otherwise modified except as otherwise disclosed to Lender in writing on or before the effective date of any such amendment, supplement, restatement or other modification. In addition, there does not exist any default or any event which upon notice or lapse of time or both would constitute a default under the terms of any of the Subordinated Debt Loan Documents.

                 4.1.15 Taxes.

                 Each of Borrower and its Subsidiaries has filed all returns, reports and forms for Taxes that, to the knowledge of Borrower, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of Borrower were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition), and are now, adequately provided for on the books of Borrower or its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against Borrower for Taxes in excess of those already paid.

                 4.1.16 ERISA.

                 With respect to any Plan, and except to the extent that the failure of any of the following statements to be accurate would not result in a material liability to Borrower: (a) no "accumulated funding deficiency" as defined in Code ss.412 or ERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived under applicable PBGC regulations; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any Multiemployer Plan; (e) neither Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any Multiemployer Plan; (f) no Multiemployer Plan to which Borrower or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by Borrower or any Commonly Controlled Entity that such a Multiemployer Plan will be placed in "reorganization".

                 4.1.17 Title to Properties.

                 Borrower has good and marketable title to the Borrower Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition) to the extent such property and assets have not been disposed of in the ordinary course of business since the date of such balance sheets and excluding any real property.

                 4.1.18 Patents, Trademarks, Etc.

                 Each of Borrower and its Subsidiaries owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.11 (Financial Condition).

                 4.1.19 Employee Relations.

                 Except as disclosed on Schedule 4.1.19 attached hereto and made a part hereof, (a) neither Borrower nor any Subsidiary thereof nor any of Borrower's or Subsidiary's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between Borrower and its employees, and (d) neither Borrower nor any Subsidiaries is subject to an employment contract, severance agreement, commission contract, consulting agreement or bonus agreement. Hours worked and payments made to the employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from Borrower or for which any claim may be made against Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents, will not give rise to a right of termination or right of re-negotiation on the part of any union under any collective bargaining agreement to which Borrower is a party or by which it is bound.

                 4.1.20 Presence of Hazardous Materials or Hazardous Materials Contamination.

                 To the best of Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by Borrower or for which Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws, except for any non-compliance which individually or in the aggregate could not have a material adverse affect on Borrower or any of its Subsidiaries taken as a whole; and (b) no property owned, controlled or operated by Borrower or for which Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials except in compliance with applicable Laws, except for any non-compliance which individually or in the aggregate could not have a material adverse affect on Borrower or any of its Subsidiaries taken as a whole nor is affected by Hazardous Materials Contamination at any other property except for any such Hazardous Materials that individually or in the aggregate could not have a material adverse affect on Borrower or any of its Subsidiaries taken as a whole.

                 4.1.21 Perfection and Priority of Borrower Collateral.

                 Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Borrower Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 4.1.21 attached hereto and made a part hereof.

                 4.1.22 No Suspension or Debarment.

                 Neither Borrower nor, to the knowledge of Borrower, any Affiliate nor any of their respective directors, officers or employees has received any notice of, or information concerning, any proposed, contemplated or initiated suspension or debarment, be it temporary or permanent, due to an administrative or a statutory basis, of Borrower or any Affiliate by any Governmental Authority. Borrower further warrants and represents that neither Borrower nor, to the knowledge of Borrower, any Affiliate has defaulted under any Government Contract which default would be a basis of terminating such Government Contract.

                 4.1.23 Collateral Disclosure List.

                 The information contained in the Collateral Disclosure List delivered by Borrower is complete and correct in all material respects. Such Collateral Disclosure List completely and accurately identifies (a) the type of entity, the state of organization and the chief executive office of Borrower,
(b) each other place of business of Borrower, (c) the location of all books and records pertaining to the Borrower Collateral, and (d) each location, other than the foregoing, where any of the Borrower Collateral is located.

                 4.1.24 Business Names and Addresses.

                 In the five (5) years preceding the date hereof, Borrower has not changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

                 4.1.25 Equipment.

                 All Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No equipment is held by Borrower on a sale on approval basis.

                 4.1.26 Accounts.

                 With respect to all Accounts of Borrower and to the best of Borrower's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in all material respects in accordance with all applicable Laws; (c) the amounts shown on Borrower's books and records, with respect thereto are actually and absolutely owing to Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to Lender by Borrower; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except Permitted Liens.

                 4.1.27 Compliance with Eligibility Standards.

                 Each Account of Borrower included in the calculation of the Borrowing Base does and will at all times that it is included in the Borrowing Base meet and comply with all of the standards for Eligible Receivables. With respect to those Accounts of Borrower which Lender has deemed Eligible Receivables (a) to the knowledge of Borrower, there are no facts, events or occurrences which could materially impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to Borrower that are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.

                 Section   4.2   Survival;   Updates  of   Representations   and
Warranties.

                 All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Revolving Loan and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time of the making of, each advance under the Revolving Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to the financial statements which are referred to in
Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to Lender pursuant to Section 7.1.1 (Financial Statements).

                                   ARTICLE V
                      REPRESENTATIONS AND WARRANTIES - MXL

Section 5.1       Representations and Warranties.

                 MXL represents and warrants to Lender, as follows:

                 5.1.1 Existence.

                 MXL (a) is a Registered Organization under the laws of the jurisdiction stated in the Preamble of this Agreement, (b) is in good standing under the laws of the jurisdiction in which it is organized, (c) has the power to own its property and to carry on its business as now being conducted, and (d) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary. MXL is organized under the laws of only one (1) jurisdiction.

                 5.1.2 Power and Authority.

                 MXL has full power and authority to execute and deliver this Agreement, and the other Financing Documents to which it is a party and to incur and perform its obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary action. No consent or approval of owners or any creditors of MXL, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of MXL, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, or any of the other Financing Documents, or the performance by MXL of its obligations.

                 5.1.3 Binding Agreements.

                 This Agreement and the other Financing Documents executed and delivered by MXL have been properly executed and delivered and constitute the valid and legally binding obligations of MXL and are fully enforceable against MXL in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                 5.1.4 No Conflicts.

                 Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by MXL nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) MXL's organizational or governing documents, (b) any existing mortgage, indenture, contract or agreement binding on MXL or affecting its property, except for any conflict which could not have a materially adverse effect on MXL, or (c) any applicable Laws.

                 5.1.5 No Defaults, Violations. (a) No Default or Event of Default has occurred and is continuing.

                 (b) MXL is not in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to its business, operations, property or financial condition, or which could materially adversely affect its ability to perform its obligations under this Agreement or the other Financing Documents to which MXL is a party.

                 5.1.6 Compliance with Laws.

                 MXL is not in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting it or any of its properties, the violation of which could materially adversely affect the business, operations or properties of Borrower and its Subsidiaries taken as a whole.

                 5.1.7 Financial Condition.

                 The financial statements of MXL dated June 30, 2003, are complete and correct and fairly present the financial position of MXL and the results of its operations and transactions in its surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of MXL as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of MXL since the date of such financial statements and to MXL's knowledge no such adverse change is pending or threatened. Prior to the date hereof, MXL has not guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements or as otherwise permitted hereunder.

                 5.1.8 Full Disclosure.

                 The financial statements referred to in Section 5.1.7 (Financial Condition), the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by MXL in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to MXL which MXL has not disclosed to Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents that materially and adversely affects or in the future could, in the reasonable opinion of MXL, materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of Borrower and its Subsidiaries taken as a whole.

                 5.1.9 Perfection and Priority of MXL Collateral.

                 Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all MXL Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 5.1.9 attached hereto and made a part hereof.

                 5.1.10 No Suspension or Debarment.

                 Neither MXL nor, to the knowledge of MXL, any Affiliate nor any of their respective directors, officers or employees has received any notice of, or information concerning, any proposed, contemplated or initiated suspension or debarment, be it temporary or permanent, due to an administrative or a statutory basis, of MXL or any Affiliate by any Governmental Authority. MXL further warrants and represents that neither MXL nor, to the knowledge of MXL, any Affiliate has defaulted under any Government Contract which default would be a basis of terminating such Government Contract.

                 5.1.11 Collateral Disclosure List.

                 The information contained in the Collateral Disclosure List delivered by MXL is complete and correct in all material respects. Such Collateral Disclosure List completely and accurately identifies (a) the type of entity, the state of organization and the chief executive office of MXL, (b) each other place of business of MXL, (c) the location of all books and records pertaining to the MXL Collateral, and (d) each location, other than the foregoing, where any of the MXL Collateral is located.

                 5.1.12 Business Names and Addresses.

                 In the five (5) years preceding the date hereof, MXL has not changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List delivered by MXL.

5.1.13   Accounts.

                 With respect to all Accounts of MXL and to the best of MXL's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in all material respects in accordance with all applicable Laws; (c) the amounts shown on MXL's books and records, with respect thereto are actually and absolutely owing to MXL and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by MXL in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to Lender by MXL; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except Permitted Liens.

                 5.1.14 Compliance with Eligibility Standards.

                 Each Account of MXL included in the calculation of the Borrowing Base does and will at all times that it is included in the Borrowing Base meet and comply with all of the standards for Eligible Receivables. With respect to those Accounts of MXL which Lender has deemed Eligible Receivables
(a) to the knowledge of MXL, there are no facts, events or occurrences which could materially impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to MXL that are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.

Section 5.2   Survival; Updates of Representations and Warranties.

                 All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Revolving Loan and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time of the making of, each advance under the Revolving Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to the financial statements which are referred to in
Section 5.1.7 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to Lender pursuant to Section 7.2.1 (Financial Statements).

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

Section 6.1      Conditions to the Initial Advance and Initial Letter of Credit.

                 The making of the initial advance under the Revolving Loan and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to Lender and its counsel:

                 6.1.1 Organizational Documents - Borrower.

                       Lender shall have received:

                 (a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of formation of Borrower;

                 (b)  a  certified  copy  from  the   appropriate   Governmental
        Authority   under   which   Borrower   is   organized,   of   Borrower's
        organizational documents and all recorded amendments thereto;

                 (c) a certificate of qualification to do business  certified by
        the  Secretary  of  State  or  other  Governmental   Authority  of  each
        jurisdiction required by Section 4.1.2(d) (Existence); and

                 (d) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of Borrower covering:

                    (i) true and complete  copies of  Borrower's  organizational and governing documents and all amendments thereto;

                    (ii) true and complete copies of the resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party,
               (B) the borrowings hereunder, and (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which Borrower is a party;

                    (iii) the incumbency, authority and signatures of the officers of Borrower authorized to sign this Agreement and the other Financing Documents to which Borrower is a party; and

                    (iv) the identity of Borrower's current directors.

               6.1.2 Opinion of Borrower's Counsel.

               Lender shall have received the favorable opinion of counsel for Borrower addressed to Lender.

               6.1.3 Organizational Documents - Guarantors.

               Lender shall have received for each of Guarantors:

                  (a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of formation of the Guarantor;

                  (b) a certificate of qualification to do business certified by
        the  Secretary  of  State  or  other  Governmental   Authority  of  each
        jurisdiction required by Section 5.1.1(d) (Existence);

                  (c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of the Guarantor covering:

                  (i) true and complete copies of the Guarantor's organizational and governing documents and all amendments thereto;

                  (ii) true and complete copies of the resolutions of the Board of Directors of the Guarantor authorizing the execution, delivery and performance of the Financing Documents to which the Guarantor is a party and the granting of the Liens (if applicable) contemplated by any of the Financing Documents to which the Guarantor is a party;

                  (iii) the incumbency, authority and signatures of the officers of the Guarantor authorized to sign the Guaranty and all other Financing Documents to which the Guarantor is a party;

                  (iv) the identity of the Guarantor's current directors; and

                  (d) the favorable opinion of counsel for the Guarantor addressed to Lender.

                  6.1.4 Consents, Licenses, Approvals, Etc.

                  Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

                  6.1.5 Note.

                  Lender shall have received the Revolving Credit Note, conforming to the requirements hereof and executed by a Responsible Officer of Borrower and attested by a duly authorized representative of Borrower.

                  6.1.6 Financing Documents and Borrower Collateral.

                  Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Investment Property, and related Borrower Collateral and all opinions and other documents contemplated by ARTICLE III (The Collateral).

                  6.1.7 Other Financing Documents.

                  In addition to the Financing Documents to be delivered by Borrower, Lender shall have received the Guaranty and all other Financing Documents duly executed and delivered by Persons other than Borrower.

                  6.1.8 Other Documents, Etc.

                  Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by Lender.

                  6.1.9 Payment of Fees.

                  Lender shall have received payment of any Fees due on or before the Closing Date.

                  6.1.10 Collateral Disclosure List.

                  Borrower, MXL and each Additional Borrower as of the Closing Date each shall have delivered a Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) duly executed by a Responsible Officer of Borrower, MXL or each Additional Borrower, as applicable.

                  6.1.11 Recordings and Filings.

                  Borrower and MXL shall have: (a) authorized, executed and/or delivered all Financing Documents required to be filed, registered or recorded in order to create, in favor of Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as Lender deems satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

                  6.1.12 Insurance Certificate.

                  Lender  shall  have   received   insurance   certificates   in
accordance with the provisions of Section 7.1.8 (Insurance).

                  6.1.13 Landlord's Waivers.

                  Lender shall have received a waiver from the landlord of the Elkridge, Maryland location leased by Borrower in form reasonably acceptable to Lender and its counsel in their sole and absolute discretion.

                  6.1.14 Field Examination.

                  Lender shall have completed a field examination of Borrower's and MXL's business, operations and income, the results of which field examination shall be in all respects acceptable to Lender in its sole and absolute discretion and shall include reference discussions with key customers and vendors.

                  6.1.15 Subordination Agreement.

                  Lender shall have received the fully executed Subordination Agreement in form and content acceptable to Lender. Lender shall have received and approved copies of the fully executed Subordinated Debt Loan Documents, all of which must be in form and content acceptable to Lender.

                  6.1.16 Subordinated Indebtedness.

                  Lender shall have received a certificate signed by a Responsible Officer of Borrower, certifying to Lender that Borrower (a) has received the proceeds of the Subordinated Debt and has applied the same to such purposes as has been previously disclosed to, and approved by, Lender and (b) has delivered to Lender a true and correct photocopy of all Subordinated Debt Loan Documents.

                  6.1.17 Blocked Account Agreements.

                  Lender shall have received the fully executed Blocked Account Agreements in form and content acceptable to Lender.

                  6.1.18 Borrowing Base Report.

                  Lender shall have received a current Borrowing Base Report.

                  Section 6.2 Conditions to all Extensions of Credit.

                  The making of all advances under the Revolving Loan and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to Lender and its counsel:

                  6.2.1 Compliance.

                  Borrower and MXL shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

                  6.2.2 Borrowing Base.

                  Borrower shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report), there shall exist no Borrowing Base Deficiency, and as evidence thereof, Borrower shall have furnished to Lender such reports, schedules, certificates, records and other papers as may be requested by Lender, and Borrower shall be in compliance with the provisions of this Agreement both immediately before and immediately after the making of the advance requested.

                  6.2.3 Default.

                  There shall exist no Event of Default or Default hereunder.

                  6.2.4 Representations and Warranties.

                  The representations and warranties of Borrower and MXL contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Revolving Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section
4.1.11 (Financial Condition) and Section 5.1.7 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to Lender pursuant to Section 7.1.1 (Financial Statements) and Section 7.2.1 (Financial Statements).

                  6.2.5 Adverse Change.

                  No adverse change shall have occurred in the condition (financial or otherwise), operations or business of Borrower that would, in the good faith judgment of Lender, materially impair the ability of Borrower to pay or perform any of the Obligations.

                  6.2.6 Legal Matters.

                  All  legal  documents  incident  to  each  advance  under  the
Revolving   Loan  and  each  of  the  Letters  of  Credit  shall  be  reasonably satisfactory to counsel for Lender.

                              ARTICLE VII COVENANTS

Section 7.1       Affirmative Covenants - Borrower.

         So long as any of the Obligations (or the Commitment) shall be outstanding hereunder, Borrower agrees with Lender as follows:

                  7.1.1 Financial Statements.

                  Borrower shall furnish to Lender:

                  (a) Annual Statements and Certificates. Borrower shall furnish to Lender as soon as available, but in no event more than one hundred twenty
(120) days after the close of each fiscal year of Borrower, (i) a copy of the annual financial statement in reasonable detail satisfactory to Lender relating to Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and certified by KPMG LLP or such other independent certified public accountants satisfactory to Lender, which financial statement shall include a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of Borrower and its Subsidiaries for such fiscal year,
(ii) a copy of the annual financial statement in reasonable detail satisfactory to Lender relating to Borrower and its Subsidiaries, prepared in accordance with GAAP by Borrower, which financial statement shall include a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, (iii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, as may be amended from time to time, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth in a schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of Borrower in a format acceptable to Lender and (iii) a management letter in the form prepared by Borrower's independent certified public accountants.

                  (b) Independent Auditors Report. Borrower shall furnish to Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of Borrower's fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to Borrower and its Subsidiaries (i) stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto and (ii) acknowledging that Lender will rely on the statement and that Borrower knows of the intended reliance by Lender.

                  (c) Quarterly Statements and Certificates. Borrower shall furnish to Lender as soon as available, but in no event more than forty-five
(45) days after the close of Borrower's fiscal quarters, consolidated and consolidating balance sheets and income statements of Borrower and its Subsidiaries as of the close of such period, consolidated cash flows and changes in shareholders equity statements for such period, projected cash flow on a quarterly basis and projected income statements, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on a schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of Borrower in a format acceptable to Lender, all as prepared and certified by a Responsible Officer of Borrower and accompanied by a certificate of that officer stating whether, to the best of his or her knowledge, any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                  (d) Monthly reports. Borrower shall furnish to Lender within twenty (20) days after the end of each fiscal month, a Borrowing Base Report with respect to Borrower and a report containing the following information:

                    (i) a detailed aging schedule of all Receivables by Account Debtor as of the end of the previous month and the fifteenth (15th) day of the current month, in such detail, and accompanied by such supporting information, as Lender may from time to time reasonably request;

                    (ii) a detailed aging of all accounts payable by supplier, in such detail, and accompanied by such supporting information, as Lender may from time to time reasonably request;

                    (iii) a listing of all Unbilled Receivables as of the end of the previous month and as of the fifteenth (15th) day of the current month, showing the billing status of such Unbilled Receivables; and

                    (iv)  such  other   information  as  Lender  may  reasonably
          request.

               (e) Annual Budget and Projections. Borrower shall furnish to Lender as soon as available, but in no event later than forty-five (45) days before the end of each fiscal year a consolidated budget on a quarterly basis for the following fiscal year.

               (f) Additional Reports and Information. Borrower shall furnish to Lender promptly, such additional information, reports or statements as Lender may from time to time reasonably request.

               7.1.2 Reports to SEC and to Stockholders.

               Borrower will furnish to Lender, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by Borrower to its stockholders, and of all regular and other reports filed by Borrower with any securities exchange or with the Securities and Exchange Commission.

               7.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc. (a) Borrower shall, and shall cause each of its Subsidiaries to, maintain
(i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

               (b) Prior to an Event of Default, Borrower shall, and shall cause each of its Subsidiaries to, permit authorized representatives of Lender to visit and inspect the properties of Borrower and its Subsidiaries, up to three
(3) times per year during normal business hours, to review, audit, check and inspect the Borrower Collateral, to review, audit, check and inspect Borrower's other books of record and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of Borrower and/or any Subsidiaries, with the officers, directors, employees and other representatives of Borrower and/or any Subsidiaries and their respective accountants. The annualized cost of the audits is not anticipated to exceed $15,000 per year.

               (c) Subsequent to the occurrence of an Event of Default and during the continuance thereof, Borrower shall, and shall cause each of its Subsidiaries to, permit authorized representatives of Lender to visit and inspect the properties of Borrower and its Subsidiaries, to review, audit, check and inspect the Borrower Collateral at any time with or without notice, to review, audit, check and inspect Borrower's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of Borrower and/or any Subsidiaries, with the officers, directors, employees and other representatives of Borrower and/or any Subsidiaries and their respective accountants, all at such times and as often as Lender may request.

               (d) Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower and/or any Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of Borrower and/or any Subsidiaries in the accountant's or auditor's possession, and to disclose to Lender any information they may have concerning the financial status and business operations of Borrower and its Subsidiaries. Further, Borrower hereby authorizes all Governmental Authorities to furnish to Lender copies of reports or examinations relating to Borrower and/or any Subsidiaries, whether made by Borrower or otherwise.

               (e) Any and all costs and expenses incurred by, or on behalf of, Lender in connection with the conduct of the foregoing, including, without limitation, travel, lodging, meals, and other expenses for each auditor employed by Lender for inspections of the Borrower Collateral and Borrower's operations, shall be part of the Enforcement Costs and shall be payable to Lender upon demand. Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of Lender's employees and agents in, and when, traveling to Borrower's facilities.

               7.1.4 Existence.

               Except as otherwise permitted under Section 7.3.1 (Capital Structure, etc.), Borrower shall (a) maintain, and cause each of its Subsidiaries to maintain, its existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of Borrower to perform the Obligations, on the conduct of Borrower's operations, on Borrower's financial condition, or on the value of, or the ability of Lender to realize upon, the Borrower Collateral and (b) remain a Registered Organization under the laws of the jurisdiction stated in the Preamble of this Agreement.

               7.1.5 Compliance with Laws.

               Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the non-compliance with or the non-observance of which might have a material adverse effect on the ability of Borrower to perform the Obligations, on the conduct of Borrower's operations, on Borrower's financial condition, or on the value of, or the ability of Lender to realize upon, the Borrower Collateral.

               7.1.6 Preservation of Properties.

               Subject to the terms of any applicable leases and limited to the extent of the tenant's obligations thereunder, Borrower will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, including, but not limited to the Borrower Collateral, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all repairs, maintenance, replacements, additions and improvements thereto necessary to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks, Copyrights and permits which are necessary for the orderly continuance of its business.

               7.1.7 Line of Business.

               Borrower will continue to engage substantially only in the business of providing training, training administration/outsourcing, e-learning, management consulting, engineering and technical products and services.

               7.1.8 Insurance.

               Borrower will, and will cause each of its Subsidiaries to, at all times maintain with "A" or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, Borrower will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it. Borrower shall deliver to Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby.

               7.1.9 Taxes.

               Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, Borrower will, and will cause each of its Subsidiaries to, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof which, if unpaid, could have a material adverse effect on Borrower's business or operation.

               7.1.10 ERISA.

               Borrower will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA ss. 302with respect to Plans for its respective employees. Borrower will not permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of Borrower and/or any Subsidiary and/or Affiliate, or (b) any Reportable Event if, upon termination of the Plan or Plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of Borrower and/or any Subsidiary and/or Affiliate to the PBGC. Upon Lender's request, Borrower will deliver to Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

               7.1.11   Notification   of  Events   of   Default   and   Adverse
Developments.

               Borrower shall promptly notify Lender upon obtaining knowledge of the occurrence of:

               (a) any Event of Default;

               (b) any Default;

               (c) any litigation instituted or threatened against Borrower or its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of Borrower or any Subsidiary where the claims against Borrower or any of its Subsidiaries exceed Five Hundred Thousand Dollars ($500,000) and are not covered by insurance;

               (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of Borrower or any of its Subsidiaries;

               (e) any judicial, administrative or arbitral proceeding pending against Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by Borrower to be threatened against it or any of its Subsidiaries that, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

               (f) the receipt by Borrower or any of its Subsidiaries of any notice, claim or demand from any Governmental Authority which alleges that Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act;

               (g) any default under any Government Contract to which Borrower is a party, any event which if not corrected could give rise to a default under any Government Contract to which Borrower is a party, or any event under any Government Contract with a contract value of One Million Dollars ($1,000,000) or greater, which if not corrected could give rise to a termination for convenience; and

               (h) any other development in the business or affairs of Borrower and any of its Subsidiaries that may be materially adverse to such Persons taken as a whole;

in each case describing in detail satisfactory to Lender the nature thereof and the action Borrower proposes to take with respect thereto.


               7.1.12 Hazardous Materials; Contamination.

               Borrower agrees to undertake the following with respect to any matter that could materially adversely affect Borrower or its Subsidiaries taken as a whole:

               (a) give notice to Lender immediately upon Borrower's acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by Borrower or for which Borrower is, or is claimed to be, responsible except to the extent such claims arise out of or relate to any gross negligence or willful misconduct of Lender (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of Borrower's line of business expressly described in this Agreement), with a full description thereof;

               (b)  promptly   comply  with  any  Laws  requiring  the  removal,
        treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such compliance;

               (c) provide Lender, within thirty (30) days after a demand by Lender, with a bond, letter of credit or similar financial assurance evidencing to Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by Borrower or for which Borrower is, or is claimed to be, responsible; and

               (d) as part of the Obligations, defend, indemnify and hold harmless the Indemnified Parties from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted against the Indemnified Parties as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by Borrower or for which Borrower is, or is claimed to be, responsible except to the extent such claims arise out of or relate to any gross negligence or willful misconduct of Lender. Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitment and the payment and performance of all of the other Obligations.

               7.1.13 Financial Covenants.

               (a) Tangible Net Worth. Borrower will maintain, at all times, a Tangible Net Worth equal to but not less than the following:


                        Period                                            Amount

Closing Date through December 30, 2003                                  $1,500,000
December 31, 2003 through December 30, 2004                            $10,000,000
December 31, 2004 through December 30, 2005             $10,000,000 plus 50% of net after tax
                                                        income for the fiscal year ending
                                                        12/31/2004
December 31, 2005 through December 30, 2006             Tangible Net Worth required hereunder as
                                                        of December 31, 2005 plus 50% of net
                                                        after tax income for the fiscal year then
                                                        ending

         As of each December 31 commencing December 31, 2005, the minimum Tangible Net Worth to be maintained for the succeeding 364 days, shall be the sum of (a) the Tangible Net Worth as of the preceding December 31 plus (b) fifty percent (50%) of net after tax income for the fiscal year then ending.

(b) Total Liabilities to Net Worth. Borrower shall maintain, at all times from the Closing Date through December 30, 2003, a ratio of Total Liabilities to Net Worth not greater than 1.75 to 1.0

(c) Total Liabilities to Tangible Net Worth. Borrower shall maintain, at all times during the periods indicated below, a ratio of Total Liabilities to Tangible Net Worth so that it is not more than the following:


                         Period                                           Ratio

December 31, 2003 through December 30, 2004                 Equal to but not greater than 3.25
                                                                          to 1.0
December 31, 2004 and at all times thereafter               Equal to but not greater than 2.50
                                                                          to 1.0
(d) Interest Coverage Ratio.


        (i) Borrower shall maintain, at all times, an Interest Coverage Ratio of not less than the following:


                         Period                                           Ratio
Closing Date through December 31, 2003                    Equal to but not less than 1.50 to
                                                          1.0
March 31, 2004 and at all times thereafter                Equal to but not less than 2.00 to
                                                          1.0

               (ii) Borrower shall maintain, at all times, a Modified Interest Coverage Ratio equal to but not less than 2.00 to 1.00 from Closing through December 31, 2003.

               (e)  Capital   Expenditures.   Borrower   will  not  directly  or
indirectly (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures in the aggregate in the fiscal year ending December 31, 2003 exceeding Seven Hundred Fifty Thousand Dollars ($750,000) or in the aggregate in any fiscal year thereafter exceeding One Million Dollars ($1,000,000).

               7.1.14 Collection of Receivables.

               Until such time that Lender shall notify Borrower of the revocation of such privilege in accordance with the next sentence, Borrower shall at its own expense have the privilege for the account of, and in trust for, Lender of collecting its Receivables and shall completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as Lender may request or in the absence of such request, as Borrower may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to Borrower by either giving notice of its assignment of, and lien on the Borrower
Collateral to the Account Debtors or giving notice of such revocation to Borrower. Lender shall not have any duty to, and Borrower hereby releases Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Borrower Collateral. Lender shall be entitled at any time and from time to time to confirm and verify Receivables.

               7.1.15 Assignments of Receivables.

               Borrower will promptly, upon request, execute and deliver to Lender written assignments, in form and content acceptable to Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. Borrower agrees that neither any assignment to Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on Lender any obligation or liability of Borrower with respect to that which is assigned and Borrower hereby agrees to indemnify Lender and hold Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon Lender by virtue of the assignment of and Lien on Borrower's rights, title and interest in, to, and under the Borrower Collateral.

               7.1.16 Government Accounts.

               Borrower will immediately notify Lender if any of the Receivables arise out of Government Contracts for which, pursuant to the provisions of
Section 3.2 (Grant of Liens), Borrower is obligated to execute documents and take steps required by Lender in order that all moneys due and to become due under such contracts shall be assigned to Lender and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act.

               7.1.17 Notice of Returned Goods, etc.

               Borrower will promptly notify Lender of the return, rejection or repossession of any goods sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate One Hundred Thousand Dollars ($100,000.00) in any given calendar month.

               7.1.18 Equipment.

               Borrower shall (a) maintain all Equipment as personalty, (b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Equipment on a sale on approval basis. Borrower hereby declares its intent that, notwithstanding the means of attachment, no goods of Borrower hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without Lender's consent, until all of the Obligations have been paid in full and the Commitment and all Letters of Credit have been terminated or have expired.

               7.1.19 Defense of Title and Further Assurances.

               Subject to the terms of any applicable leases, at its expense, Borrower will defend the title to the Borrower Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any renewal, affidavit, deed, assignment, security agreement, certificate or other document which Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to Lender under this Agreement or under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. Borrower hereby authorizes the filing of any financing statement or continuation statement required under the Uniform Commercial Code. Borrower will from time to time do whatever Lender may reasonably require by way of obtaining, executing, delivering, and/or filing landlords' waivers, notices of assignment and other notices and amendments and renewals thereof and Borrower will take any and all steps and observe such formalities as Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Borrower Collateral, subject to the Permitted Liens. Borrower shall pay to Lender on demand all taxes, costs and expenses incurred by Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of Borrower are expected to become subject to the control of, or in the possession of, a party other than Borrower or Lender, Borrower shall cause all such parties to execute and deliver on the Closing Date security documents or other documents as requested by Lender and as may be necessary to evidence and/or perfect the security interest of Lender in those proceeds. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact, with power of substitution, in the name of Lender or in the name of Borrower or otherwise, for the use and benefit of Lender, but at the cost and expense of Borrower and without notice to Borrower, to execute and deliver any and all of the instruments and other documents and take any action which Lender may require pursuant the foregoing provisions of this Section 7.1.19.

               7.1.20 Business Names; Locations.

               Borrower will notify and cause each of its Subsidiaries to notify Lender not less than fifteen (15) days prior to (a) any change in the name under which Borrower or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of Borrower or the applicable Subsidiary, (c) the opening of any new place of business or the closing of any existing place of business, and (d) any change in the location of the places where the books and records, or any part thereof, are kept.

               7.1.21 Protection of Borrower Collateral.

               Subject to the terms of any applicable leases, Borrower agrees that Lender may at any time following the occurrence and during the continuance of an Event of Default take such steps as Lender deems reasonably necessary to protect the interest of Lender in, and to preserve the Borrower Collateral, including, the hiring of such security guards or the placing of other security protection measures as Lender deems appropriate, may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the interests of Lender in the Borrower Collateral and may lease warehouse facilities to which Lender may move all or any part of the Borrower Collateral to the extent commercially reasonable. Borrower agrees to cooperate fully with Lender's efforts to preserve the Borrower Collateral and, subject to the terms of any applicable leases, will take such actions to preserve the Borrower Collateral as Lender may reasonably direct. All of Lender's expenses of preserving the Borrower Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

               7.1.22 Depository Relationship.

               Borrower   shall   maintain  its  primary   depository  and  cash
management relationship with Lender at all times during the term of the Revolving Loan.

       Section 7.2 Affirmative Covenants - MXL.

         So long as any of the Obligations (or the Commitment) shall be outstanding hereunder, MXL agrees with Lender as follows:

               7.2.1 Financial Statements.

               MXL shall furnish to Lender:

               (a) Annual Statements and Certificates. MXL shall furnish to Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of each fiscal year of MXL, a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to GPX and its Subsidiaries, prepared in accordance with GAAP and examined and certified by KPMG LLP or such other independent certified public accountants satisfactory to Lender, which financial statement shall include an audited consolidated and unaudited consolidating balance sheet of GPX and its Subsidiaries as of the end of such fiscal year and audited consolidated and unaudited consolidating statements of income, cash flows and changes in shareholders equity of GPX and its Subsidiaries for such fiscal year. From and after the date that MXL becomes a subsidiary of NPDC, as soon as available, but in no event more than one hundred twenty (120) days after the close of each fiscal year of NPDC, a copy of the annual financial statement in reasonable detail satisfactory to Lender relating to NPDC and its Subsidiaries, prepared in accordance with GAAP and examined and certified by Eisner LLP or such other independent certified public accountants satisfactory to Lender, which financial statement shall include a consolidated balance sheet of NPDC and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, cash flows and changes in shareholders equity of NPDC and its Subsidiaries for such fiscal year.

               (b) Quarterly Statements and Certificates. As soon as available, but in no event more than forty-five (45) days after the close of MXL's fiscal quarters, balance sheets of MXL as of the close of such period and income statements for such period, each prepared by a Responsible Officer of MXL in a format acceptable to Lender, all as prepared and certified by a Responsible Officer of MXL and accompanied by a certificate of that officer stating whether, to the best of his or her knowledge, any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

               (c) Monthly  reports.  MXL shall  furnish to Lender within twenty
(20) days after the end of each fiscal month, a Borrowing Base Report with respect to MXL and a report containing the following information:

                    (i) a detailed aging schedule of all  Receivables by Account
               Debtor as of the end of the previous month, in such detail, and accompanied by such supporting information, as Lender may from time to time reasonably request;

                    (ii) a detailed  aging of all accounts  payable by supplier, in such detail, and accompanied by such supporting information, as Lender may from time to time reasonably request; and

                    (iii) such other information as Lender may reasonably request.

               (d) Annual Budget and Projections. MXL shall furnish to Lender as soon as available, but in no event later than forty-five (45) days before the end of each fiscal year a consolidated and consolidating budget on a quarterly basis for the following fiscal year.

               (e) Additional Reports and Information. MXL shall furnish to Lender promptly, such additional information, reports or statements as Lender may from time to time reasonably request.

               7.2.2  Recordkeeping,  Rights of Inspection,  Field  Examination,
Etc.

               (a) MXL shall maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

               (b) Prior to an Event of Default, MXL shall permit authorized representatives of Lender to visit and inspect the properties of MXL, up to three (3) times per year during normal business hours, to review, audit, check and inspect the MXL Collateral, to review, audit, check and inspect MXL's other books of record and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of MXL, with the officers, directors, employees and other representatives of MXL and their respective accountants.

               (c) Subsequent to the occurrence of an Event of Default and during the continuance thereof, MXL shall permit authorized representatives of Lender to visit and inspect the properties of MXL, to review, audit, check and inspect the MXL Collateral at any time with or without notice, to review, audit, check and inspect MXL's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of MXL, with the officers, directors, employees and other representatives of MXL and its accountants, all at such times and as often as Lender may request.

               (d) MXL hereby irrevocably authorizes and directs all accountants and auditors employed by MXL at any time prior to the repayment in full of the Obligations to exhibit and deliver to Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of MXL in the accountant's or auditor's possession, and to disclose to Lender any information they may have concerning the financial status and business operations of MXL. Further, MXL hereby authorizes all Governmental Authorities to furnish to Lender copies of reports or examinations relating to MXL, whether made by MXL or otherwise.

               (e) Any and all costs and expenses incurred by, or on behalf of, Lender in connection with the conduct of the foregoing, including, without limitation, travel, lodging, meals, and other expenses for each auditor employed by Lender for inspections of the MXL Collateral and MXL's operations, shall be part of the Enforcement Costs and shall be payable to Lender upon demand. MXL acknowledges and agrees that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of Lender's employees and agents in, and when, traveling to MXL's facilities.

               7.2.3 Existence.

               MXL shall (a) maintain its existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of MXL to perform the Obligations, on the conduct of MXL's operations, on MXL's financial condition, or on the value of, or the ability of Lender to realize upon, the MXL Collateral and (b) remain a Registered Organization under the laws of the jurisdiction stated in the Preamble of this Agreement.

               7.2.4 Compliance with Laws.

               MXL shall comply with all applicable Laws and observe the valid requirements of Governmental Authorities, the non-compliance with or the non-observance of which might have a material adverse effect on the conduct of

MXL's operations, on MXL's financial condition, or on the value of, or the ability of Lender to realize upon, the MXL Collateral.

               7.2.5 Notification of Events of Default and Adverse Developments.

               MXL shall promptly notify Lender upon obtaining knowledge of the occurrence of:

                    (a) any  event,  development  or  circumstance  whereby  the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of MXL;

                    (b) any default under any  Government  Contract to which MXL is a party, any event which if not corrected could give rise to a default under any Government Contract to which MXL is a party, or any event under any Government Contract with a contract value of One Million Dollars ($1,000,000) or greater, which if not corrected could give rise to a termination for convenience; and

                    (c) any other  development in the business or affairs of MXL that may be materially adverse when taken as a whole with the Borrower;

in each case describing in detail satisfactory to Lender the nature thereof and the action MXL proposes to take with respect thereto.

               7.2.6 Collection of Receivables.

               Until such time that Lender shall notify MXL of the revocation of such privilege in accordance with the next sentence, MXL shall at its own expense have the privilege for the account of, and in trust for, Lender of collecting its Receivables and shall completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as Lender may request or in the absence of such request, as MXL may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to MXL by either giving notice of its assignment of, and lien on the MXL Collateral to the Account Debtors or giving notice of such revocation to MXL. Lender shall not have any duty to, and MXL hereby releases Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the MXL Collateral. Lender shall be entitled at any time and from time to time to confirm and verify Receivables.

               7.2.7 Assignments of Receivables.

               MXL will promptly, upon request, execute and deliver to Lender written assignments, in form and content acceptable to Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. MXL agrees that neither any assignment to Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on Lender any obligation or liability of MXL with respect to that which is assigned and MXL hereby agrees to indemnify Lender and hold Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon Lender by virtue of the assignment of and Lien on MXL's rights, title and interest in, to, and under the MXL Collateral.

               7.2.8 Government Accounts.

               MXL will immediately notify Lender if any of the Receivables arise out of Government Contracts for which, pursuant to the provisions of
Section 3.2 (Grant of Liens), MXL is obligated to execute documents and take steps required by Lender in order that all moneys due and to become due under such contracts shall be assigned to Lender and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act.

               7.2.9 Notice of Returned Goods, etc.

               MXL will promptly notify Lender of the return, rejection or repossession of any goods sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate One Hundred Thousand Dollars ($100,000.00) in any given calendar month.

               7.2.10 Defense of Title and Further Assurances.

               Subject to the terms of applicable leases, at its expense, MXL will defend the title to the MXL Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any renewal, affidavit, deed, assignment, security agreement, certificate or other document which Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to Lender under this Agreement or under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. MXL hereby authorizes the filing of any financing statement or continuation statement required under the Uniform Commercial Code. MXL will from time to time do whatever Lender may reasonably require by way of obtaining, executing, delivering, and/or filing landlords' waivers, notices of assignment and other notices and amendments and renewals thereof and MXL will take any and all steps and observe such formalities as Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the MXL Collateral, subject to the Permitted Liens. MXL shall pay to Lender on demand all taxes, costs and expenses incurred by Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of MXL are expected to become subject to the control of, or in the possession of, a party other than MXL or Lender, MXL shall cause all such parties to execute and deliver on the Closing Date security documents or other documents as requested by Lender and as may be necessary to evidence and/or perfect the security interest of Lender in those proceeds. MXL hereby irrevocably appoints Lender as MXL's attorney-in-fact, with power of substitution, in the name of Lender or in the name of MXL or otherwise, for the use and benefit of Lender, but at the cost and expense of MXL and without notice to MXL, to execute and deliver any and all of the instruments and other documents and take any action which Lender may require pursuant the foregoing provisions of this Section.

               7.2.11 Business Names; Locations.

               MXL will notify  Lender not less than  fifteen (15) days prior to
(a) any change in the name under which MXL conducts its business, (b) any change of the location of the chief executive office of MXL, (c) the opening of any new place of business or the closing of any existing place of business, and (d) any change in the location of the places where the books and records, or any part thereof, are kept.

               7.2.12 Protection of MXL Collateral.

               Subject to the terms of any applicable leases, MXL agrees that Lender may at any time following the occurrence and during the continuance of an Event of Default take such steps as Lender deems reasonably necessary to protect the interest of Lender in, and to preserve the MXL Collateral, including, the hiring of such security guards or the placing of other security protection measures as Lender deems appropriate, may employ and maintain at any of MXL's premises a custodian who shall have full authority to do all acts necessary to protect the interests of Lender in the MXL Collateral and may lease warehouse facilities to which Lender may move all or any part of the MXL Collateral to the extent commercially reasonable. MXL agrees to cooperate fully with Lender's efforts to preserve the MXL Collateral and, subject to the terms of any applicable leases, will take such actions to preserve the MXL Collateral as Lender may reasonably direct. All of Lender's expenses of preserving the MXL Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

               Section 7.3 Negative Covenants - Borrower.

               So long as any of the Obligations or the Commitment shall be outstanding hereunder, Borrower agrees with Lender as follows:

               7.3.1 Capital Structure, Merger, Acquisition or Sale of Assets.

               Except for the dissolution of Subsidiaries in Canada and Brazil, Borrower will not alter or amend its capital structure, authorize any additional class of equity, issue any stock or equity of any class, enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except as provided in Section 7.3.15 (Disposition of Borrower Collateral)). Any consent of Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

               7.3.2 Subsidiaries.

               Borrower will not create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List, unless such Subsidiaries execute an Additional Borrower Joinder Supplement or Borrower pledges all of the issued and outstanding stock owned in the Subsidiaries that are domestic Subsidiaries and sixty six percent (66%) of all of the issued and outstanding stock owned in the Subsidiaries that are foreign Subsidiaries, as required by Lender in its sole discretion.

               7.3.3 Issuance of Stock.

               Borrower will not issue any capital stock or, other than in the ordinary course of business in connection with compensation of employees and directors, grant any option or right to purchase any of its capital stock.

               7.3.4   Purchase   or   Redemption   of   Securities,    Dividend
Restrictions.

               Borrower will not purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations; provided, however, if no Default exists or would result from the payment thereof, Borrower may make payments to GPX (a) for taxes due in connection with the operations of Borrower, (b) for interest due in connection with the Subordinated Debt and (c) for payments permitted under Section 7.3.6(g).

               7.3.5 Indebtedness.

               Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, or permit any Subsidiary to do so, except:

                    (a) the Obligations;

                    (b) accounts payable arising in the ordinary course;

                    (c) Indebtedness secured by Permitted Liens;

                    (d) Subordinated Indebtedness;

                    (e)  Indebtedness  of  Subsidiaries  permitted under Section
               7.3.6 (Investments, Loans, etc.); and

                    (f) Indebtedness of Borrower existing on the date hereof and reflected on Schedule 7.3.5 attached hereto and made a part hereof.

               7.3.6 Investments, Loans and Other Transactions.

               Except as otherwise provided in this Agreement, Borrower will not, and will not permit any of its Subsidiaries to, (a) make, assume or acquire any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of Borrower or the Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person,
(c) make any loans or advances, or otherwise extend credit to any Person, or (d) enter into or participate in any transaction with any Affiliate, Guarantor or Affiliate of Guarantor or, except in the ordinary course of business, with the officers, directors, employees and other representatives of Borrower and/or any Subsidiary, except:

                    (a) any advance to an officer or employee of Borrower or any
          Subsidiary for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by Borrower and its Subsidiaries (taken as a whole) outstanding at any time shall not exceed One Hundred Thousand Dollars ($100,000);

                    (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                    (c) any investment in Cash Equivalents, which are pledged to Lender as collateral and security for the Obligations;

                    (d) trade credit extended to customers in the ordinary course of business;

                    (e) management fees paid to GPX or NPDC in an amount not to exceed $1,000,000 in any fiscal year, provided no Event of Default exists or would result from such payment;

                    (f) loans made to Subsidiaries from and after the Closing Date in an amount not to exceed $1,500,000 in the aggregate at any time outstanding;

                    (g) payment to GPX for costs and expenses related to the spin-off of NPDC and MXL to the extent actually incurred, but in no event to exceed $250,000;

                    (h) payment to MXL of a fee in an amount acceptable to Lender for the continuation of its limited guaranty of the Obligations from and after the date of the spin-off of NPDC and MXL; and

                    (i) guarantees, loans, investments (including investments in joint ventures) or advances existing on the date hereof and reflected on Schedule 7.3.6 attached hereto and made a part hereof.

               7.3.7 Stock of Subsidiaries.

               Except for the dissolution of Subsidiaries in Canada and Brazil, Borrower will not sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into Borrower or another Wholly Owned Subsidiary or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

               7.3.8 Subordinated Indebtedness.

               Borrower will not, and will not permit any Subsidiary to make:

                    (a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, including, without limitation, the Subordinated Debt, if a Default or an Event of Default then exists hereunder or would result from such payment;

                    (b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

                    (c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness; or (d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

               7.3.9 Liens; Confessed Judgment.

               Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

               7.3.10 Other Businesses.

               Borrower and its Subsidiaries will not engage directly or indirectly in any business other than its current line of business described in
Section 7.1.7 (Line of Business).

               7.3.11 ERISA Compliance.

               Except to the extent that the occurrence of any of the following could not result in a material liability to Borrower, neither Borrower nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any Plan in a manner which could result in the imposition of a lien on the property of Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

               7.3.12 Prohibition on Hazardous Materials.

               Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by Borrower or for which Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of Borrower's business except for any non-compliance which would not result in a material adverse effect on the Borrower.

               7.3.13 Method of Accounting; Fiscal Year.

               Borrower will not:

                    (a) change the method of accounting employed in the preparation of any financial statements furnished to Lender under the provisions of Section 7.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that Borrower's accountants shall furnish such information as Lender may request to reconcile the changes with Borrower's prior financial statements.

                    (b) change its fiscal  year from a year  ending on  December
          31.

               7.3.14 Sale and Leaseback.

               None of Borrower or its Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one (1) year thereafter rent or lease the assets so sold or transferred.

               7.3.15 Disposition of Borrower Collateral.

               Borrower will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Borrower Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory and licensing of intellectual property in the ordinary course of business, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are (a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to Lender for application to the Obligations in accordance with the provisions of this Agreement.

               Section 7.4 Negative Covenants - MXL.

               So long as any of the Obligations or the Commitment shall be outstanding hereunder, MXL agrees with Lender as follows:

               7.4.1 Method of Accounting; Fiscal Year.

               MXL will not:

                    (a) change the method of accounting employed in the preparation of any financial statements furnished to Lender under the provisions of Section 7.2.1 (Financial Statements), unless required to conform to GAAP and on the condition that MXL shall furnish such information as Lender may request to reconcile the changes with MXL's prior financial statements.

                    (b) change its fiscal  year from a year  ending on  December
          31.

               7.4.2 Disposition of MXL Collateral.

               MXL will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the MXL Collateral described in Section 3.2.2 (MXL Collateral), except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement.

                                  ARTICLE VIII
                         DEFAULT AND RIGHTS AND REMEDIES

               Section 8.1 Events of Default.

               The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

               8.1.1 Failure to Pay.

               The failure of Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents.

               8.1.2 Breach of Representations and Warranties.

               Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for Borrower), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

               8.1.3 Failure to Comply with Specific Covenants.

               The failure of Borrower or MXL to perform, observe or comply with any covenant, condition or agreement contained in Section 7.1.4 (Existence -

Borrower), Section 7.1.8 (Insurance) or Section 7.2.3 (Existence - MXL), which failure continues uncured for a period of thirty (30) days after Notice from Lender to Borrower.

               8.1.4 Failure to Comply with Covenants.

               The failure of Borrower or MXL to perform, observe or comply with any covenant, condition or agreement contained in this Agreement not otherwise referred to in this Section 8.1.

               8.1.5 Default Under Other Financing Documents or Obligations.

               A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

               8.1.6 Receiver; Bankruptcy.

               Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature,
(c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of Borrower's or any Subsidiary's business or the use or disposition of a material portion of Borrower's or any Subsidiary's assets.

               8.1.7 Involuntary Bankruptcy, etc.

               An order for relief shall be entered in any involuntary case brought against Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than Borrower or any Subsidiary
(i) adjudicating Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of Borrower or of any Subsidiary, or of a material portion of Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of Borrower's or any Subsidiary's business or the use or disposition of a material portion of Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

               8.1.8 Judgment.

               Unless adequately insured in the opinion of Lender, the entry of a final judgment for the payment of money involving more than $500,000 against Borrower or any Subsidiary, and the failure by Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

               8.1.9 Execution; Attachment.

               Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

               8.1.10 Default Under Other Borrowings.

               Default shall be made with respect to any Indebtedness for Borrowed Money (other than the Revolving Loan) with an outstanding principal amount of greater than $500,000 if the default is a failure to pay at maturity or if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

               8.1.11 Challenge to Agreements.

               Borrower or any Guarantor shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

               8.1.12 Material Adverse Change.

               Lender in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of Borrower or the value of the Collateral taken as a whole.

               8.1.13 Contract Default, Debarment or Suspension.

               Default shall be made under any Government Contract with, or any Government Contract is terminated for default by, the United States or any individual department, agency or instrumentality of the United States with which the Borrower has contracts in the aggregate at that point in time with a value in excess of $10,000,000, or if Borrower is debarred or suspended, whether temporarily or permanently, by the United States or any department, agency or instrumentality of the United States.

               8.1.14 Liquidation, Termination, Dissolution, etc.

               Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations or any change occurs in the control of Borrower without the prior written consent of Lender.

               Section 8.2 Remedies.

               Upon the occurrence and during the continuance of any Event of Default, Lender may, in the exercise of its sole and absolute discretion from time to time, exercise any one or more of the following rights, powers or remedies:

               8.2.1 Acceleration.

               Lender  may  declare  any  or  all  of  the   Obligations  to  be
immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which Borrower hereby waives.

               8.2.2 Further Advances.

               Lender may from time to time without notice to Borrower suspend, terminate or limit any further advances, loans or other extensions of credit under the Commitment, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Section 8.1.6 (Receiver; Bankruptcy) or Section 8.1.7 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower.

               8.2.3 Uniform Commercial Code.

               Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by Lender, Borrower shall assemble the Collateral and make it available to Lender, at a place designated by Lender. Subject to the terms of any applicable leases, Lender or its agents may without notice from time to time enter upon Borrower's or MXL's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.


               Any written notice of the sale, disposition or other intended action by Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to Borrower or MXL at the address set forth in Section 9.1 (Notices), or such other address of Borrower or MXL which may from time to time be shown on Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to

Borrower of MXL, as applicable. Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require Lender to give any notice not required by applicable Laws.


               If  any  consent,   approval,  or  authorization  of  any  state,
municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, Borrower and MXL agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.


               Borrower and MXL each recognizes that Lender may be unable to effect a public sale of all or a part of the Collateral consisting of Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws. Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. Borrower covenants and agrees to do or cause to be done promptly all such acts and things as Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

               8.2.4 Specific Rights With Regard to Collateral.

               In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, Lender may (but shall be under no obligation to), without notice to Borrower or MXL, and Borrower and MXL each hereby irrevocably appoints Lender as its attorney-in-fact, with power of substitution, in the name of Lender and/or in the name of Borrower, MXL or otherwise, for the use and benefit of Lender, but at the cost and expense of Borrower and without notice to Borrower or MXL:

                    (a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to Lender, with Lender taking control of the Proceeds thereof;

                    (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                    (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

                    (d) copy, transcribe, or remove from any place of business of Borrower, MXL or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to Lender, subject to the terms of any applicable leases, make such use of Borrower's, MXL's or any

     Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                    (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

                    (f)  demand,   collect,   receipt  for  and  give  renewals,
     extensions, discharges and releases of any of the Collateral;

                    (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                    (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                    (i) endorse or sign the name of Borrower upon any Items of Payment, certificates of title, Instruments, Investment Property, stock powers, documents, documents of title, financing statements, assignments, notices, or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;

                    (j) clear Inventory through customs in Lender's or, as applicable, Borrower's or MXL's name and to sign and deliver to customs officials powers of attorney in Borrower's or MXL's name for such purpose;

                    (k) notify the Post Office authorities to change the address for the delivery of mail to Borrower to such address or Post Office Box as Lender may designate and receive and open all mail addressed to Borrower; and

                    (l) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

               8.2.5 Application of Proceeds.

               Any proceeds of sale or other disposition of the Collateral will be applied by Lender to the payment first of any and all Enforcement Costs, and any balance of such proceeds will be applied to the Obligations in such order and manner as Lender shall determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, Borrower shall remain liable to Lender for any deficiency.

               8.2.6 Performance by Lender.

               Lender without notice to or demand upon Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower, and may enter upon the premises of Borrower for that purpose and take all such action thereon as Lender may consider necessary or appropriate for such purpose, subject to the terms of any applicable leases, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact to do so, with power of substitution, in the name of Lender, in the name of Borrower or otherwise, for the use and benefit of Lender, but at the cost and expense of Borrower and without notice to Borrower. All sums so paid or advanced by Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by Borrower to Lender on demand, and shall constitute and become a part of the Obligations.

               8.2.7 Other Remedies.

               Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, Lender or any Affiliate of Lender.

                                   ARTICLE IX
                                  MISCELLANEOUS

               Section 9.1 Notices.

               All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or five (5) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

                  Borrower:                 General Physics Corporation
                                            6095 Marshalee Drive
                                            Suite 300
                                            Elkridge, Maryland 21075
                                            Attention:   Sharon Esposito-Mayer

                  with a copy to:           General Physics Corporation
                                            6095 Marshalee Drive
                                            Suite 300
                                            Elkridge, Maryland 21075
                                            Attention:   Kenneth L. Crawford
                  with a copy to:           Patricia F. Brennan, Esquire
                                            Morgan, Lewis & Bockius LLP
                                            101 Park Avenue
                                            New York, NY 10178

                  MXL:                      MXL Industries, Inc.
                                            777 Westchester Avenue, 4th Floor
                                            White Plains, NY 10605
                                            Attention:   Frank Yohe


                  with a copy to:           General Physics Corporation
                                            6095 Marshalee Drive
                                            Suite 300
                                            Elkridge, Maryland 21075
                                            Attention: Scott N. Greenberg
                                                       Executive Vice President

                  and a copy to:            Patricia F. Brennan, Esquire
                                            Morgan, Lewis & Bockius LLP
                                            101 Park Avenue
                                            New York, NY 10178


                  Lender:                   Wachovia Bank, National Association
                                            MD4305
                                            7 Saint Paul Street, 2nd Floor
                                            Baltimore, Maryland 21202
                                            Attention:   Lucy C. Campbell


                  with a copy to:           Kathleen M. Donahue, Esquire
                                            Troutman Sanders LLP
                                            1660 International Drive, Suite 600
                                            McLean, Virginia 22102


         By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

               Section 9.2 Amendments; Waivers.

               This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by Lender, Borrower and, so long as MXL is a party to this Agreement, MXL. No waiver of any provision of this Agreement or of any of the other Financing Documents or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by Lender. No course of dealing between Borrower and Lender and no act or failure to act from time to time on the part of Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

Without implying any limitation on the foregoing:

                    (a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as Lender may specify in any such instrument.

                    (b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                    (c) No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstance.

                    (d) No failure or delay by Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude Lender from exercising any such right, power or remedy at any time or times.

                    (e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

               Section 9.3 Cumulative Remedies.

               The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as Lender shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, Lender may:

                    (a) proceed against Borrower with or without proceeding against any other Person (including, without limitation, any one or more of Guarantors) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                    (b) proceed against Borrower with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                    (c) without reducing or impairing the obligation of Borrower and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                    (d)  without   reducing  or  impairing  the  obligations  of
          Borrower and without notice thereof:

                    (i) fail to perfect the Lien in any or all  Collateral or to release any or all the Collateral or to accept substitute Collateral;

                    (ii) approve the making of advances under the Revolving Loan under this Agreement;

                    (iii) waive any  provision  of this  Agreement  or the other
               Financing Documents;

                    (iv) exercise or fail to exercise rights of set-off or other rights; or

                    (e) accept partial  payments or extend from time to time the maturity of all or any part of the Obligations.

               Section 9.4 Severability.

               In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                    (a)  the  validity,   legality  and  enforceability  of  the
          remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                    (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

                    (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of Lender, all of the Obligations of Borrower to Lender shall become immediately due and payable; and

                    (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in material part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

               Section 9.5 Assignments by Lender.

               Lender may, without notice to or consent of Borrower, assign to any Person (each an "Assignee" and collectively, the "Assignees") all or a portion of the Commitment; provided, however, prior to any sale of the Loan, or any portion thereof, to an institution organized under the laws of a foreign jurisdiction, so long as no Event of Default exists and is continuing, Lender will provide notice to Borrower and Borrower will have the right to approve or disapprove the sale which approval shall not be unreasonably withheld, conditioned, or delayed, and provided further, however, that the notice and consent right provided to Borrower in the foregoing clause will only apply to the sale of an interest in the Loan as part of a portfolio management sale by Lender, and not any sale of Lender itself. Lender and its Assignee shall notify Borrower in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, Lender, Borrower and the Assignee shall execute and deliver a written assignment agreement in a form acceptable to Lender, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of Lender following an assignment made in accordance with this Section 9.5, Borrower shall issue new Notes to Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by Lender.

               In addition, notwithstanding the foregoing, Lender may at any time pledge all or any portion of Lender's rights under this Agreement, the Commitment or the Obligations to a Federal Reserve Bank.

               Section 9.6 Participations by Lender.

               Lender may at any time sell to one or more financial institutions participating interests in any of Lender's Obligations or Commitment; provided, however, that (a) no such participation shall relieve Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Financing Documents. A participant shall have no rights vis-a-vis the Borrower under this Agreement.

               Section 9.7 Disclosure of Information by Lender.

               Subject to the provisions of Section 9.20 (Confidentiality), in connection with any sale, transfer, assignment or participation by Lender in accordance with Section 9.5 (Assignments by Lender) or Section 9.6 (Participations by Lender), Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise.

               Section 9.8 Successors and Assigns.

               This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

               Section 9.9 Continuing Agreements.

               All covenants, agreements, representations and warranties made by Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by Lender of the Revolving Loan, the issuance of Letters of Credit and the execution and delivery of the Notes, shall be binding upon Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon Lender's request, and as a condition of the release of any one or more of the Security Documents, Borrower and other Persons obligated with respect to the Obligations shall provide Lender with such acknowledgments and agreements as Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever in connection with the Obligations against Lender and/or any of its agents and others, or to the extent there are, the same are waived and released.

               Section 9.10 Enforcement Costs.

               Borrower shall pay to Lender on demand all Enforcement Costs, together with interest thereon from the earlier of the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be payable on demand. Without implying any limitation on the foregoing, Borrower shall pay, as part of the Enforcement Costs, upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

               Section 9.11 Applicable Law; Jurisdiction.

               9.11.1 Applicable Law.

               Borrower and Lender acknowledge and agree that this Agreement shall be governed by the Laws of the State.

               9.11.2 Submission to Jurisdiction.

               Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Borrower and may be enforced in any court in which Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

               9.11.3 Service of Process.

               Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower at Borrower's address designated in or pursuant to
Section 9.1 (Notices). Borrower irrevocably agrees that such service (y) shall be deemed in every respect effective service of process upon Borrower in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon Borrower. Nothing in this Section shall affect the right of Lender to serve process in any manner otherwise permitted by law or limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

               Section 9.12 Duplicate Originals and Counterparts.

               This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

               Section 9.13 Headings.

               The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

               Section 9.14 No Agency.

               Nothing herein contained shall be construed to constitute Borrower as Lender's agent for any purpose whatsoever or to permit Borrower to pledge any of the credit of Lender. Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, unless as a result of Lender's gross negligence or willful misconduct. Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

               Section 9.15 Date of Payment.

               Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

               Section 9.16 Entire Agreement.

               This Agreement is intended by Lender and Borrower to be a complete, exclusive and final expression of the agreements contained herein.

Neither Lender nor Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

               Section 9.17 Waiver of Trial by Jury.

               BORROWER, MXL AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER, MXL AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

               This waiver is knowingly, willingly and voluntarily made by Borrower, MXL and Lender, and Borrower, MXL and Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Borrower, MXL and Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

               Section 9.18 Liability of Lender.

               Borrower and MXL each hereby agrees that Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

               By inspecting the Collateral or any other properties of Borrower or MXL or by accepting or approving anything required to be observed, performed or fulfilled by Borrower or MXL or to be given to Lender pursuant to this Agreement or any of the other Financing Documents, Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Lender.

               Section 9.19 Indemnification.

               Borrower and MXL each agrees to indemnify and hold harmless, Lender, Lender's parent and Affiliates and Lender's parent's and Affiliates' officers, directors, shareholders, employees and agents (each an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation, reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Financing Documents, including without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Financing Documents, or any other Event of Default (b) the use by Borrower of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) Borrower, MXL or any of their Affiliates by any other Person, or (ii) any Indemnified Party by Borrower or MXL in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, neither Borrower or MXL shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, willful misconduct or unlawful actions of such Indemnified Party. Any amount payable to Lender under this Section will bear interest at the Post-Default Rate from the due date until paid.

               Section 9.20 Confidentiality.

               Lender understands that some of the information furnished to it pursuant to this Agreement and the other Financing Documents may be received by it prior to the time that such information shall have been made public, and
Lender hereby agrees that it will keep, and will direct its officers and employees to keep, all the information provided to it pursuant to this Agreement and the other Financing Documents confidential prior to its becoming public subject, however, to (a) disclosure to officers, directors, employees, representatives, agents, auditors, consultants, advisors, lawyers and Affiliates of Lender, in the ordinary course of business, (b) disclosure to such officers, directors, employees, agents and representatives of a prospective assignee or participant as need to know such information in connection with the evaluation of a possible participation in the Commitment (who will be informed of the confidential nature of the material), or (c) the obligations of Lender or a participant under applicable Law, or pursuant to subpoenas or other legal process, to make information available to governmental agencies and examiners or to others and the right of Lender to use such information in proceedings to enforce their rights and remedies hereunder or under any other Financing Documents or in any proceeding against Lender in connection with this Agreement or under any other Financing Document or the transactions contemplated hereunder or thereunder.


               Notwithstanding the foregoing, each of Lender, Borrower and any assignee or participant hereunder (and each employee, representative or other agent of such parties) may disclose to any and all Persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction; provided, however, that no such Person shall disclose any information that is not relevant to understanding the tax treatment and structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any information to the extent that such disclosure could result in a violation of any federal or state securities law or any stock exchange regulation.


               IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:                   GENERAL PHYSICS CORPORATION



_________________________            By:____________________________(Seal)
                                          Name:  Scott N. Greenberg
                                          Title:  Executive Vice President


WITNESS OR ATTEST:                   MXL INDUSTRIES, INC.



_________________________            By:____________________________(Seal)
                                          Name:  Scott N. Greenberg
                                          Title:  Executive Vie President


WITNESS:                             WACHOVIA BANK, NATIONAL ASSOCIATION



_________________________            By:____________________________(Seal)
                                          Name: Lucy C. Campbell
                                          Title: Vice President